Exhibit 10.10

Execution Version

$20,000,000

CREDIT AGREEMENT

Among

AMERICAN BATTERY TECHNOLOGY COMPANY,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

and

MERCURIA INVESTMENTS US, INC.,

as Agent

Dated as of May 17, 2023

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3.21	Security Documents	44
3.22	Solvency.	44
3.23	Contingent Obligations	45
3.24	Bank Accounts	45
3.25	Material Contracts	45
3.26	No Burdensome Restrictions	45

ARTICLE IV CONDITIONS PRECEDENT		46
4.1	Conditions to Closing Date	46
4.2	Each Delayed Draw Term Loan Borrowing	49

ARTICLE V AFFIRMATIVE COVENANTS		50

5.1	Financial Statements	50
5.2	Production Report; Collateral Reporting	51
5.3	Certificates; Other Information	52
5.4	Payment of Obligations	53
5.5	Maintenance of Existence; Compliance with Obligations, Requirements, etc	53
5.6	Operation and Maintenance of Property	53
5.7	Insurance	54
5.8	Inspection of Property; Books and Records; Discussions	54
5.9	Notices	55
5.10	Environmental Laws	55
5.11	Collateral Matters	56
5.12	Reserved	57
5.13	Use of Proceeds	57
5.14	Patriot Act Compliance	57
5.15	Further Assurances	57
5.16	Reserved	58
5.17	Company Policies	58
5.18	Post-Closing Covenant	58

ARTICLE VI NEGATIVE COVENANTS		58
6.1	Financial Condition Covenants	58
6.2	Indebtedness	59
6.3	Liens	59
6.4	Fundamental Changes	61
6.5	Disposition of Property	61
6.6	Restricted Payments	62
6.7	Transactions with Affiliates	62
6.8	Sale and Leaseback	63
6.9	Changes in Fiscal Periods	63
6.10	Negative Pledge Clauses	63
6.11	Restrictions on Subsidiary Distributions	63
6.12	Lines of Business	63
6.13	ERISA Plans	63
6.14	Hedging Agreements	63
6.15	New Subsidiaries	64
6.16	Use of Proceeds	64
6.17	Amendments to Certain Documents and Agreements	64
6.18	Company Policies	64

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6.19	Black Mass Production	64

ARTICLE VII EVENTS OF DEFAULT		64

7.1	Events of Default	64
7.2	Remedies	67

ARTICLE VIII THE AGENT		67

8.1	Appointment	67
8.2	Delegation of Duties	67
8.3	Exculpatory Provisions	67
8.4	Reliance by Agent	67
8.5	Notice of Default	67
8.6	Non Reliance on Agent and Other Lenders	67
8.7	Indemnification	68
8.8	Agent in its Individual Capacity	69
8.9	Successor Agent	68
8.10	Collateral Matters	68

ARTICLE IX MISCELLANEOUS		69

9.1	Amendments and Waivers	69
9.2	Notices	70
9.3	No Waiver; Cumulative Remedies	71
9.4	Survival of Representations and Warranties	71
9.5	Payment of Expenses	71
9.6	Indemnification; Waiver	72
9.7	Successors and Assigns; Participations and Assignments	73
9.8	Adjustments; Set off	76
9.9	Counterparts	76
9.10	Severability	76
9.11	Integration; Construction	76
9.12	GOVERNING LAW	77
9.13	Submission To Jurisdiction; Waivers	77
9.14	Acknowledgments	77
9.15	Confidentiality	78
9.16	Release of Collateral and Guarantee Obligations	78
9.17	Interest Rate Limitation	79
9.18	Accounting Changes	79
9.19	WAIVERS OF JURY TRIAL	80
9.20	Customer Identification – USA PATRIOT Act Notice	80
9.21	Creditor-Debtor Relationship	80
9.22	Reserved.	80
9.23	Erroneous Payments	80

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SCHEDULES:

1.1(a)	Equipment
1.1(b)	Commitments
1.1(c)	Mortgaged Properties
1.1(d)	Qualifying Black Mass
3.17	Capital Stock Ownership
3.21(a)	Security Agreement UCC Filing Jurisdictions
3.21(b)	Mortgage Filing Jurisdictions
3.24	Bank Accounts
3.25	Material Contracts
3.26	Burdensome Restrictions
6.2	Permitted Indebtedness

EXHIBITS:

A	Form of Borrowing Notice
B	Form of Compliance Certificate
C	Reserved.
D	Form of Guarantee and Security Agreement
E	Form of Mortgage
F	Form of Solvency Certificate
G	Form of Note
H	Form of Assignment and Acceptance
I	Form of U.S. Tax Compliance Certificates

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THE LOAN MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE CODE. BEGINNING NO LATER THAN 10 DAYS AFTER THE EFFECTIVE DATE OF ANY LOAN, A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THE LOAN BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 100 WASHINGTON STREET, SUITE #100, RENO, NEVADA, 89503.

This CREDIT AGREEMENT, dated as of May 17, 2023, is by and among American Battery Technology Company, a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and Mercuria Investments US, Inc., as administrative agent and collateral agent (in such capacities, collectively, “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower has requested that the Lenders make one or more term loans to Borrower with total aggregate term loan commitments in an amount equal to $20,000,000, including the Initial Term Loans in an amount equal to $6,000,000 and Delayed Draw Term Loan Commitments in an aggregate amount equal to $14,000,000, with such Delayed Draw Term Loan Commitments subject to the terms and conditions set forth herein, including the delivery of additional Collateral; and

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR” for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 0.50%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“ABR Loan” means a Loan that bears interest based on the ABR.

“Acceptable Security Interest” means, in any Property, a Lien which (a) exists in favor of Agent for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby (other than Permitted Liens), (c) secures the Obligations, and (d) is perfected and enforceable.

“Accounting Change” has the meaning given to such term in Section 9.18.

“Acquisition Date” means the date on which the Aqua Metals Acquisition is consummated in accordance with the terms of the MIPA.

“Adjusted Term SOFR Rate” means an interest rate per annum equal to the Term SOFR Rate for a three month interest period, plus 0.15%; provided that if the Adjusted Term SOFR Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, no Lender shall be deemed to be an Affiliate of the Loan Parties.

“Agent” has the meaning given to such term in the preamble hereto.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to the aggregate then unpaid principal amount of such Lender’s Loan.

“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement” means this Credit Agreement.

“Applicable Margin” means, for any day, (a) with respect to any SOFR Loan, 6.00%, and (b) with respect to any ABR Loan, 5.00%.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Agent to be its electronic transmission system.

“Aqua Metals Acquisition” has the meaning given to such term in Section 3.18.

“Asset Sale” means, any Disposition not otherwise permitted under the Agreement. “Assignee” has the meaning given to such term in Section 9.7(c).

“Assignment and Acceptance” has the meaning given to such term in Section 9.7(c).

“Assignor” has the meaning given to such term in Section 9.7(c).

“Available Cash” means, for any period, (a) the sum (without duplication) of all amounts (other than proceeds from any Loan) that the Borrower and the other Loan Parties is projected to receive in cash or cash equivalents during such period plus (b) without duplication, the Unrestricted Cash held by the Loan Parties on the first date for such period.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17(c).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(c).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event: the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.

“Benefitted Lender” has the meaning given to such term in Section 9.8(a).

“Black Mass” means the amalgamation of lithium-ion battery cell electrode metals (including but not limited to cobalt, nickel, manganese, lithium, graphite) along with trace amounts of electrolyte material and scrap metals from other components within the battery, the resulting product being derived from the Borrower’s proprietary strategic de-manufacturing process, in which lithium-ion batteries are broken down into, and separated out at, the elemental level, which product is (x) sold to refiners who are interested in the raw materials therein, and requires further processing to retrieve them and is used in the Borrower’s proprietary hydrometallurgical chemical refining process to produce cathode sulfates and lithium hydroxide, and (y) the filter cake output of the Borrower’s strategic de-manufacturing process; provided, that Black Mass shall not include black-mass derived from LFP battery chemistries (lithium iron phosphate).

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning given to such term in the preamble hereto.

“Borrowing” means a borrowing consisting of the Loan, which is of the same Type and, in the case of a SOFR Borrowing, having the same Interest Period made by the Lenders.

“Borrowing Date” means the Closing Date, which is the date on which Borrower requests the Lenders to make a Loan hereunder.

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“Borrowing Notice” means, with respect to any request for borrowing of the Loan hereunder, a notice from Borrower, substantially in the form of, and containing the information prescribed by, Exhibit A, delivered to Agent.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

“Capital Expenditures” means with respect to any Person, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities) by such Person which are required to be capitalized under GAAP on a balance sheet of such Person, but notwithstanding and without limiting the foregoing, Capital Expenditures shall also include all (i) Recycling Facility Costs, (ii) expenditures as to the development, construction and placement in service of the Recycling Facility, and (iii) expenditures as to development or other exploitation of lithium reserves.

“Capital Lease” means any lease of a Person with respect to (or other arrangement conveying to a Person the right to use) any Property or a combination thereof, the obligations under which are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent membership, partnership or other ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalization” means, as of any date, the sum of (without duplication) (a) Consolidated Total Debt as of such date plus (b) Stockholders’ Equity as of such date.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined, at the time of acquisition thereof, capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated, at the time of acquisition thereof, at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a “nationally recognized statistical rating organization” (within the meaning of proposed Rule 3b- 10 promulgated by the SEC under the Exchange Act), if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated, at the time of acquisition thereof, at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest substantially all in assets satisfying the requirements of clauses (a) through (f) of this definition.

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“Cash Flow Available for Debt Service” means, for any measurement period, (a) the sum of Available Cash for such period minus (b) the sum (without duplication) of (i) Capital Expenditures of the Borrower and its Subsidiaries plus (ii) any Operating Expenses of the Borrower and its Subsidiaries for such period.

“Change of Control” means the occurrence of any of the following events:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are defined in the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower entitled to vote generally in the election of directors of the Borrower; or

(b) during any period of 12 consecutive months, the occupation of a majority of the seats (excluding vacant seats) on the board of directors of the Borrower by persons who were neither (i) nominated by the board of directors of the Borrower or a duly authorized committee thereof nor (ii) appointed or approved by directors so nominated; or

(c) Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each Subsidiary of Borrower, other than pursuant to a transaction permitted under this Agreement.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commercial Operations Date” means the first date that the Recycling Facility produces at least 200 metric tons of Qualifying Black Mass over the previous thirty (30) day period.

“Commitment” means the Initial Term Loan Commitment or a Delayed Draw Term Loan Commitment, as the context requires.

“Company Policies” means the written company policies and standards adopted by the management of the Borrower which are material to the business operations of the Borrower and its Subsidiaries, including, without limitation, environmental, health and safety policies of the Borrower and its Subsidiaries.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B, which Compliance Certificate shall include a certification describing in reasonable detail the management accounts of the Borrower and its Subsidiaries.

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“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.17 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Debt” means, on any date, the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Constituent Documents” means, with respect to any Person, (a) the articles or certificate of incorporation, certificate of formation or partnership, articles of organization, limited liability company agreement or agreement of limited partnership (or the equivalent organizational documents) of such Person,

(b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Contingent Obligation” of a Person, means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take or pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Contractual Obligation” means, with respect to any Person, any term, condition or provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“DDTL Commitment Expiration Date” means the earliest to occur of (a) the date on which the Maximum DDTL Amount has been fully drawn, (b) the date on which the Delayed Draw Term Loan Commitments are otherwise terminated and (c) May 24, 2024 (or such later date in the Agent’s and the Lenders’ sole discretion).

“Debt Service” means, for any measurement period, without duplication, all scheduled amortization payments of the outstanding principal amount of the Loan and scheduled interest and fees payable (or required to be paid) under the Loan Documents during such period (other than closing fees and expenses incurred in connection with the Loan Documents).

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“Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) projected Cash Flow Available for Debt Service of Borrower and its Subsidiaries based on the most recently delivered Projections and determined on a combined basis for the three (3) month period immediately following such date of determination to (b) projected Debt Service of Borrower and its Subsidiaries determined on a combined basis for the three (3) month period immediately following such date of determination; provided, that any and all assumptions used in the calculation thereof shall be reasonably acceptable to the Agent.

“Default” means any of the events specified in Article VII, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate” has the meaning given to such term in Section 2.10(b).

“Defensible Title” means good and indefeasible title, free and clear of all Liens other than Permitted Liens.

“Delayed Draw Term Lender” means, as of any date of determination, each Lender having a Delayed Draw Term Loan Commitment or that holds Delayed Draw Term Loans.

“Delayed Draw Term Loan Availability Period” means the period from and including the date on which the Initial Term Loans are paid in full to and including the DDTL Commitment Expiration Date.

“Delayed Draw Term Loan Commitment” means, as to any Lender, the obligation of such Lender, if any, to make a Delayed Draw Term Loan to Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Delayed Draw Term Loan Commitment” opposite such Lender’s name on Schedule 1.1(b) hereto, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be reduced from time to time pursuant to Section 2.4. The original aggregate amount of the Delayed Draw Term Loan Commitments is $14,000,000.

“Delayed Draw Term Loans” means the loans made by the Delayed Draw Term Lenders to the Borrower pursuant to Section 2.1(b).

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback transaction, assignment, conveyance, transfer or other disposition (including by way of a merger or consolidation and including any unwind of any Hedging Agreement) of such Property or any interest therein (excluding the creation of any Permitted Lien on such Property but including the sale or factoring at maturity or collection by another Person of any accounts or permitting or suffering any other Person to acquire any interest (other than a Permitted Lien) in such Property) or the entering into any agreement to do any of the foregoing (unless the Net Cash Proceeds expected to be received for such sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition is equal to or greater than the aggregate amount of the Obligations under this Agreement at the time such agreement is entered into); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means, as to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) requires the payment of dividends (other than dividends payable solely in Capital Stock which does not otherwise constitute Disqualified Stock) or matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to the date that is after the Maturity Date.

“Dollars” and “$” means lawful currency of the United States of America.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other legally enforceable requirements (including common law) of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, natural resources or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and the regulations promulgated pursuant thereto, and all analogous state or local statutes and regulations.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, attorneys’ fees, consultants’ fees, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) any violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the Release or threatened Release of any Materials of Environmental Concern or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required or obtained under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower, any Guarantor or any of their respective Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

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“ERISA Event” means (a) any “reportable event”, has the meaning given to such term in Section 4043 of ERISA or the regulations issued thereunder with respect to any ERISA Plan (other than an event for which the 30 day notice period is waived); (b) any failure by Borrower or any ERISA Affiliate to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to any ERISA Plan, in each case whether or not waived; (c) a determination that any ERISA Plan is, or is expected to be, in “at-risk” status (has the meaning given to such term in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (d) the filing of a notice of intent to terminate any ERISA Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any ERISA Plan or the termination of any ERISA Plan under Section 4041(c) of ERISA; (e) the institution of proceedings under Section 4042 of ERISA by the Pension Benefit Guaranty Corporation for the termination of, or the appointment of a trustee to administer, any ERISA Plan; (f) Borrower or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any ERISA Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (g) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any ERISA Plan or a Multiemployer Plan; or (h) the receipt by Borrower or any ERISA Affiliates of any notice, of the imposition of withdrawal liability or of a determination that a Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status, within the meaning of Section 305 of ERISA.

“ERISA Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” has the meaning given to such term in Section 3(5) of ERISA.

“Erroneous Payment” has the meaning given to such term in Section 9.24(a).

“Erroneous Payment Deficiency Assignment” has the meaning given to such term in Section 9.24(d)(i).

“Erroneous Payment Impacted Class” has the meaning given to such term in Section 9.24(d)(i).

“Erroneous Payment Return Deficiency” has the meaning given to such term in Section 9.24(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning given to such term in Section 9.24(e).

“Event of Abandonment” means (i) (A) the actual abandonment of the Recycling Facility or (B) the entry of an injunction, judgment or decree by a Governmental Authority against the Borrower requiring the actual abandonment of the Recycling Facility or all or substantially all of the activities related to the development, construction, conversion, or operation of the Recycling Facility, and such injunction, judgment or decree is not effectively stayed for a period of sixty (60) consecutive days, (ii) the suspension or cessation of, or the entry of an injunction, judgment or decree against the Borrower requiring the suspension or cessation of, all or substantially all of the activities related to the development, construction, conversion, or operation of the Recycling Facility, in each case, for a period in excess of sixty (60) consecutive days unless the Borrower demonstrates to the Agent’s reasonable satisfaction that (A) such cessation or suspension of operations has occurred by reason of force majeure and the Borrower has consented to the cessation or suspension of operations by reason of such force majeure; or (iii) a formal, public announcement by the Borrower of a decision to permanently abandon or indefinitely defer or suspend the development, construction, conversion or operation of the Recycling Facility for any reason.

“Event of Default” means any of the events specified in Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Excluded Assets” means:

(a) any of any Loan Party’s rights or interests in or under any property to the extent that, and only for so long as, such grant of a security interest (i) requires a consent of a Governmental Authority with jurisdiction over such property that is required pursuant to any applicable law of such Governmental Authority and such consent has not been obtained by the Loan Party or (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent (other than the consent of any Loan Party) not obtained under, any contract license, agreement, instrument or other document, in each case, that directly evidences or gives rise to such property; provided, that any of the foregoing exclusions shall not apply if (A) such prohibition has been waived or such other party has otherwise consented to the creation hereunder of a security interest in such asset or (B) such prohibition, consent or term in such contract, license, agreement, instrument or other document providing for such prohibition breach, default or termination or requiring such consent is ineffective or would be rendered ineffective under any requirement of a Governmental Authority, including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of Article 9 of the Uniform Commercial Code;

(b) any real property that is not Material Real Property (including, as of the Closing Date, property in Nye County, Nevada, consisting of approximately 113.73 acres and bearing Assessor’s Parcel Number 013- 841-01 and commonly known as Lynn Ranch and the Recycling Facility);

(c) any Vehicles or Equipment (as defined in the UCC) to the extent that such Vehicles or Equipment (a) is not located on Material Real Property and (b) has not been moved from Material Real Property or otherwise Disposed in a manner not permitted by this Credit Agreement, the Guarantee and Security Agreement and the other Loan Documents; provided, however, in no event shall the Equipment listed on Schedule 1.1(a) constitute Excluded Assets;

(d) any Intellectual Property;

(e) any Capital Stock of any Loan Party;

(f) real property interests and mining claims located in Nye and Esmeralda Counties, Nevada, and in Inyo County, California, in each case, to the extent not involved in the recycling of lithium ion batteries; and

(g) any and all water rights or water-related rights owned by any Loan Party.

provided further that it is understood, for the avoidance of doubt, that immediately upon any of the foregoing becoming or being rendered ineffective or any such prohibition, requirement for consent or term lapsing or terminating or such consent being obtained, the applicable Loan Party shall be deemed to have granted a Lien in all its rights, title and interests in and to such property.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 2.15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA” has the meaning given to such term in Section 3.16(c).

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the SOFR Administrator based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the SOFR Administrator shall set forth on its public website from time to time) and published on the next succeeding Business Day by the SOFR Administrator as the Federal funds effective rate and (b) 0%.

“Floor” means a rate of interest equal to 1.00%

“Foreign Lender” means any Lender that is not a U.S. Person.

“Funding Office” means the office specified from time to time by Agent as its funding office by notice to Borrower and the Lenders.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any province, commonwealth, territory, possession, county, parish, town, township, village or municipality, whether now existing or hereafter constituted or existing.

“Granting Lender” has the meaning given to such term in Section 9.7(g).

“Guarantee and Security Agreement” means the Guarantee and Security Agreement to be executed and delivered by Borrower, each other party identified as a “Guarantor” or “Grantor” on the signature pages thereto and Agent, substantially in the form of Exhibit D.

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“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of such obligation of such other Person, the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (w) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (x) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (y) to purchase Property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (z) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (I) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (II) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

“Guarantor” means each Person who is a party as a “Guarantor” and “Grantor” to the Guarantee and Security Agreement, including each Subsidiary of the Borrower that becomes a Guarantor pursuant to Section 5.11.

“Hedging Agreement” means, with respect to any Person, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all agreements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loan or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Illegality Notice” has the meaning given to such term in Section 2.17(b).

“Indebtedness” of any Person at any date, means, without duplication:

(a) all indebtedness of such Person for borrowed money,

(b) all obligations of such Person for the deferred purchase price of Property or services (other than trade accounts and accrued expenses payable in the ordinary course of business and not outstanding for more than 90 days past the original invoice date or the billing date thereof, or if overdue more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person),

(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

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(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property),

(e) all Capital Lease Obligations of such Person,

(f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities,

(g) all obligations of such Person in respect of Disqualified Stock of such Person,

(h) all Guarantee Obligations of such Person in respect of obligations of another Person of the kind referred to in clauses (a) through (g) above;

(i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and

(j) all obligations (netted, to the extent provided for therein) of such Person in respect of Hedging Agreements arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder.

The Indebtedness of a Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities” has the meaning given to such term in Section 9.6(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, (b) to the extent not otherwise described in (a), Other Taxes and (c) Taxes imposed as a result of a change in applicable law on or with respect to any Recipient’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto that would not otherwise be Indemnified Taxes without regard to this clause (c) (other than (i) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (ii) Connection Income Taxes).

“Indemnitee” has the meaning given to such term in Section 9.6(a).

“Independent Accountants” means Marcum LLP, Deloitte & Touche, LLP, Ernst & Young LLP, KPMG LLP, PricewaterhouseCoopers LLP or such other independent certified public accountants reasonably acceptable to Agent.

“Initial Monthly Payment Date” means the earlier of (a) November 17, 2023 and (b) the last Business Day of the calendar month following the month in which the Commercial Operations Date had occurred.

“Initial Supply Contracts” means each supply contract relating to the sale or provision of feedstock for the production of Black Mass to which any Loan Party is party or bound on the Closing Date.

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“Initial Term Lender” means, as of any date of determination, each Lender having an Initial Term Loan Commitment or that holds Initial Term Loans.

“Initial Term Loans” means the loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.2.

“Initial Term Loan Commitment” means, as to any Lender, the obligation of such Lender, if any, to make an Initial Term Loan to Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Initial Term Loan Commitment” opposite such Lender’s name on Schedule 1.1(b) hereto, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be reduced from time to time pursuant to Section 2.1. The original aggregate amount of the Initial Term Loan Commitments is $6,000,000.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, licenses or rights to use databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information, recipes, formulas, trade secrets and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date” means (a) the last day of each March, June, September and December (commencing with the Fiscal Quarter ending June 30, 2023) and (b) the Maturity Date.

“Interest Period” means (a) initially, the period commencing on the Closing Date and ending on the next succeeding Interest Payment Date, (b) each subsequent period commencing on the day after the last Interest Payment Date and ending on the next succeeding Interest Payment Date and (c) the period commencing on the first day of the Fiscal Quarter during which the Maturity Date occurs and ending on the Maturity Date.

“Interest Rate” means (x) in respect of a SOFR Loan, a rate equal to Adjusted Term SOFR Rate plus the Applicable Margin and (y) in respect of an ABR Loan, a rate equal to ABR plus the Applicable Margin.

“Investment” for any Person means:

(a) the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, debt securities, partnership or other ownership interests or other securities of, or any Property constituting an ongoing business of, or the making of any capital contribution to, any other Person or any agreement to make any such acquisition or capital contribution (unless the Obligations will be refinanced at par in connection with the consummation of the transactions contemplated by such agreement),

(b) the purchase or other acquisition (in one or a series of transactions ) of all or substantially all of the property and assets of business of another Person or assets constituting a business unit, line of business or division of such Person,

(c) the making of any advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business),

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(d) the entering into of any Guarantee of, or other Contingent Obligation with respect to, Indebtedness or other liability of any other Person, and

(e) any other investment that would be classified as such on a balance sheet of such Person in accordance with GAAP.

“Invoice Deduction” has the meaning given to such term in Section 2.9.

“IRS” means the U.S. Internal Revenue Service.

“Lenders” has the meaning given to such term in the preamble hereto.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement (other than deposit accounts of a Loan Party), encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment or performance of any Indebtedness or other obligation (including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor).

“Loan Documents” means this Agreement, the Security Documents, the Notes, the Marketing Agreement and each certificate, agreement, instrument, waiver, consent or document executed by a Loan Party and delivered to Agent or any Lender in connection with or pursuant to any of the foregoing. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means Borrower and each Guarantor.

“Loans” means, collectively, the Initial Term Loans and the Delayed Draw Term Loans and “Loan” means any of the foregoing.

“Marketer” means Mercuria Energy America LLC, or its assignee as the Marketer under the marketing Agreement, which assignee may be, but is not limited to, being a Mercuria Party.

“Marketing Agreement” means that certain Marketing Agreement, dated as of the date hereof, between the Borrower, as ABTC and Mercuria Energy America, LLC, as MM.

“Master Agreement” has the meaning given to such term in the definition of “Hedging Agreement”.

“Material Adverse Effect” means a material adverse effect on any of (a) the business, assets, property or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) the value of the Collateral, (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of Agent or the Lenders hereunder or thereunder, (d) the perfection or priority of the Liens granted pursuant to the Security Documents or (e) the ability of Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents.

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“Material Contract” has the meaning given to such term in Section 3.25(i).

“Material Environmental Amount” means an amount or amounts payable or reasonably likely to become payable by any Loan Party or any of its Subsidiaries, in the aggregate in excess of $500,000, for costs to comply with or any liability under any Environmental Law, failure to obtain or comply with any Environmental Permit, costs of any investigation, and any remediation, of any Release of Materials of Environmental Concern, and any other cost or liability, including compensatory damages (including damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

“Material Real Property” means (a) on the Closing Date, (i) 395 Logan Lane, (ii) 390 Logan Lane and (iii) 695 East Sydney Drive and (b) after the Closing Date, such other real Property of the Borrower or any Subsidiary of the Borrower that is required to become Collateral in accordance with Section 5.11(b) or any other provision hereunder or that is added as Collateral by mutual agreement of the Borrower and the Agent.

“Materials of Environmental Concern” means any petroleum or petroleum products, polychlorinated biphenyls, natural gas or natural gas products, asbestos, per- and polyfluoroalkyl substances, pollutants, contaminants, radioactive materials, hazardous materials, hazardous substances and hazardous wastes, toxic substances, and any other substances or materials of any kind, whether or not any such substance or material is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Maturity Date” means March 17, 2025. “Maximum DDTL Amount” means $14,000,000.

“Mercuria Party” means Mercuria Investments US, Inc., Mercuria Energy America, LLC, Mercuria Green HoldCo 1, LLC or any Affiliate of the foregoing.

“MIPA” means that certain Second Amended and Restated Membership Interest Purchase Agreement, dated as of April 21, 2023, between the Borrower and the Seller.

“Monthly Payment Date” means (a) with respect to the Initial Term Loans, (i) the Initial Monthly Payment Date and (ii) the last Business Day of each of the following calendar months after the Initial Monthly Payment Date on and before the twelfth month after the Closing Date and (b) with respect to any Delayed Draw Term Loans, (i) the last Business Day of the month pursuant to which such Delayed Draw Term Loans were borrowed and (ii) the last Business Day of each of the nine (9) months thereafter (or, if there are less than nine (9) months on or prior to the Maturity Date at the time such Delayed Draw Term Loans were borrowed, then each of such remaining months).

“Moody’s” means Moody’s Investors Service, Inc., or its successor. “Mortgage Policies” has the meaning given to such term in Section 5.11(b)(ii).

“Mortgaged Properties” means each of the Real Properties then owned by the Loan Parties listed on Schedule 1.1(c), together with any other Real Property constituting Collateral which Borrower or any of its Subsidiaries may hereafter acquire (but excluding any Real Property disposed of by the Loan Parties in accordance with this Agreement), in each case as to which Agent for the benefit of the Secured Parties is granted a Lien pursuant to one or more Mortgages in accordance with the Loan Documents.

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“Mortgages” means each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), which form is acceptable to Agent.

“Multiemployer Plan” means a “multiemployer plan” (has the meaning given to such term in Section 4001(a)(3) of ERISA) that is contributed to by Borrower or any ERISA Affiliate.

“Net Cash Proceeds” means, (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of (i) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale (other than any Lien pursuant to a Security Document), (ii) in the case of an Asset Sale, attorneys’ fees, accountants’ fees, investment bank fees and other reasonable and customary fees and expenses actually incurred in connection therewith and (iii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of Indebtedness for borrowed money, the cash proceeds received from such issuance, sale or incurrence, net of attorneys’ fees, accountants’ fees, investment bank fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

“Note” has the meaning given to such term in Section 2.5(f).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loan, the obligations of any Loan Party owed to Agent or Lender (or affiliate thereof) pursuant to the Marketing Agreement and all other obligations and liabilities of any Loan Party to Agent or to any Lender or other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto) or otherwise.

“OFAC” has the meaning given to such term in Section 3.16(b).

“OID” has the meaning given to such term in Section 2.16.

“Operating Expenses” shall mean (a) the projected operating and maintenance costs and expenses of the operations and facilities (including the Recycling Facility and the other Material Real Property) of the Borrower and its Subsidiaries, including all labor, utilities, property taxes, feedstock and other costs and (b) the projected administrative, management and overhead costs and expenses of the Borrower and its Subsidiaries (including (i) franchise and similar Taxes and other fees, Taxes and expenses required to maintain their corporate existence and any amounts related to any Tax penalties and examinations, (ii) indemnity payments in connection with their management and maintenance, (iii) amounts relating to insurance (including the costs of premiums and deductibles and brokers’ expenses), (iv) amounts related to obtaining and maintaining any governmental approvals and (v) legal, accounting, general administrative and other overhead costs and expenses and professional fees (including fees associated with any audit)).

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning given to such term in Section 9.7(b).

“Participant Register” has the meaning given to such term in Section 9.7(b).

“Patriot Act” has the meaning given to such term in Section 9.20.

“Payment in Full” means the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made and) shall have been paid in full in cash.

“Payment Office” means the office specified from time to time by Agent as its payment office by notice to Borrower and the Lenders; provided all payments becoming due and payable under the Loan Documents or on any Note must be made in New York, New York by wire transfer to a bank and account located in the State of New York specified by Agent. Agent may at any time, by notice to Borrower, change the place of payment of any such payments so long as such place of payment is in the State of New York.

“Payment Recipient” has the meaning given to such term in Section 9.24(a).

“Permits” means the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, consents, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements and rights of way of any Governmental Authority or third party.

“Permitted Indebtedness” has the meaning given to such term in Section 6.2.

“Permitted Liens” means the collective reference to (a) in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.3 and (b) in the case of Collateral consisting of Pledged Stock, (i) Liens created under the Loan Documents and (ii) non-consensual Liens permitted by Section 6.3 to the extent arising by operation of law.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

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“Pledged Stock” has the meaning given to such term in the Guarantee and Security Agreement.

“Prepayment Date” means, with respect to any prepayment pursuant to Sections 2.7 or 2.8, the date of such prepayment.

“Prime Rate” means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest published as the prime rate by The Wall Street Journal. Any change in such rate published by The Wall Street Journal shall take effect at the opening of business on the day specified in the publication of such change.

“Pro Forma Balance Sheet” has the meaning given to such term in Section 3.1(a).

“Projections” has the meaning given to such term in Section 5.3(c).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Unless otherwise qualified, all references to Property in this Agreement shall refer to a Property or Properties of the Loan Parties and their Subsidiaries.

“Qualified Replacement Party” means, with respect to any Replacement Material Contract, a Person that has at least substantially similar credit quality (or is otherwise credit supported so that the credit risk of such counterparty is not materially less favorable to the Loan Parties than the existing counterparty) and experience as the counterparty to the Relevant Material Contract that such Person is replacing (measured based on such counterparty’s credit quality and experience on the date on which it entered into the Relevant Material Contract being replaced).

“Qualifying Black Mass” means Black Mass meeting the specification set forth on Schedule 1.1(d).

“Real Property” means the surface, leasehold and other real property rights and interests owned, leased or otherwise held by any Loan Party or its Subsidiaries, including, without limitation, Mortgaged Properties.

“Recipient” means (a) the Agent or (b) any Lender, as applicable.

“Recycling Facility” means that certain battery recycling facility, located in Storey County, Nevada, and having an address of 2500 Peru Drive, McCarran, Nevada, consisting of Real Property, equipment and other Property pursuant to which the Loan Parties intend to recycle lithium-ion batteries into Black Mass.

“Recycling Facility Costs” means for any period, the sum, computed without duplication, of all costs and expenses incurred in connection with the development, design, engineering, procurement, construction, conversion, equipping, assembly, inspection, testing, completion, start-up and financing of the Recycling Facility (incurred by the Loan Parties and not reimbursed by any other Person), including, without limitation (to the extent relating to the Recycling Facility): (a) all amounts payable under the Material Contracts or other agreements of the Loan Parties, and (b) insurance costs.

“Register” has the meaning given to such term in Section 9.7(d).

“Regulation U” means Regulation U of the Board as in effect from time to time.

“Regulation X” means Regulation X of the Board as in effect from time to time.

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“Related Fund” means, with respect to any Lender, any fund that invests in loans and is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing.

“Relevant Governmental Body” means the Board or the SOFR Administrator, or a committee officially endorsed or convened by the Board or the SOFR Administrator, or any successor thereto.

“Relevant Material Contract” means any contract or agreement the termination of which would materially and adversely affect the operation of Borrower if not replaced with a Replacement Material Contract within sixty days of such termination.

“Remaining Scheduled Principal Payments” means, with respect to the Loan on any date, (a) the remaining principal payments in respect of the Loan required to be made pursuant to Section 2.5(a) and (b) the principal payment in respect of the Loan required to be made on the Maturity Date pursuant to Section 2.5(b).

“Replacement Material Contract” means, in respect of any Relevant Material Contract or any Specified Material Contract, as applicable, any contract or agreement that (a) is entered into by any Loan Party in replacement of such Relevant Material Contract or such Specified Material Contract, (b) has economic and other terms which, taken as a whole, are not materially less favorable to the Loan Parties as the Relevant Material Contract or Specified Material Contract being replaced, and (c) is with one or more Qualified Replacement Parties.

“Required Lenders” means, at any time, Lenders having Aggregate Exposure Percentages of more than 50%.

“Requirement of Law” means, as to any Person, the Constituent Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means, as to any Loan Party, the chief executive officer, president, manager or chief financial officer of such Loan Party, but in any event, with respect to financial matters, the chief financial officer of such Loan Party. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of Borrower.

“Restricted Payments” has the meaning given to such term in Section 6.6.

“S&P” means Standard & Poor’s Ratings Services, or its successor.

“Sanctions” has the meaning given to such term in Section 3.16(b).

“SEC” means the Securities and Exchange Commission (or successor thereto or an analogous Governmental Authority).

“Secured Parties” means, collectively, Agent and any Lender.

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“Security Documents” the collective reference to the Guarantee and Security Agreement, the Mortgages, each Deposit Account Control Agreement, and all other security documents hereafter delivered to Agent granting a Lien on any Property of any Loan Party to secure any of the Obligations.

“Seller” means LiNiCo Corporation, a Nevada corporation, in its capacity as seller under the MIPA.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loan comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Solvency Certificate” means a solvency certificate and analysis by the manager of Borrower substantially in the form of Exhibit F.

“Solvent” means, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirement of Law. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Specified Material Contracts” means (a) the Initial Supply Contracts, (b) any agreements (or a set of related agreements) relating to the purchase or sale of any Black Mass by the Loan Parties and obligating any Loan Party to pay or receive any consideration of more than $1,000,000 per year with a tenor of three (3) months or more (other than the Marketing Agreement); (c) any offtake agreements relating to the sale or marketing (or both) of Black Mass and obligating any Loan Party to pay or receive any consideration of more than $1,000,000 per year; and (d) any contract or other arrangement (other than the Loan Documents) to which any Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Specified Period” means the number of months from and including the month in which the Initial Monthly Payment Date occurs to and including the month in which the final Monthly Payment Date for the Initial Term Loan occurs.

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“Specified Voluntary Prepayment” has the meaning given to such term in Section 2.5(a).

“SPV” has the meaning given to such term in Section 9.7(g).

“Stockholders’ Equity” means, as of the time for which any determination thereof is to be made, (a) the book value of stockholders’ equity of the Borrower and its Subsidiaries determined in accordance with GAAP and (b) either (i) plus the amount by which such stockholders’ equity shall have been reduced by reason of any non-cash loss or (ii) minus the amount by which such stockholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of tax, resulting from the requirements of ASC Topic 815.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of Capital Stock having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers (or persons performing similar functions) of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, in each case, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

“Subsidiary Guarantor” means each Subsidiary of Borrower that is a Guarantor.

“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning given to such term in Section 3.12.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the Term SOFR Reference Rate with a tenor of three (3) months at approximately 6:00 a.m., New York City time, two U.S. Government Securities Business Days prior to the commencement of the relevant three (3) month interest period, as such rate is published by the Term SOFR Administrator; provided, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning given to such term in the definition of “Term SOFR Reference Rate”.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), the rate per annum determined by the Agent as the forward-looking term rate based on SOFR with a tenor of three (3) months. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for a tenor of three (3) months has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

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“Total Net Debt to Capitalization Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Debt as of such date minus (ii) Unrestricted Cash that would be listed on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date to (b) Capitalization as of such date.

“Transactions” means, collectively, (a) the execution and delivery of this Credit Agreement, the Marketing Agreement, the other Loan Documents and the initial borrowings hereunder, and (b) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Transferee” has the meaning given to such term in Section 9.15.

“Type” when used in reference to the Loan or the Borrowing, refers to whether the rate of interest on the Loan, or on the Loan comprising such Borrowing, is determined by reference to Term SOFR or ABR.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 770(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2.12(e)(ii)(c).

“UCC” means the Uniform Commercial Code, as in effect from time to time in the State of New York or other applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means cash of any Loan Party that would not appear as “restricted” on a consolidated balance sheet of such Loan Party.

“Wholly Owned Subsidiary” as to any Person, means any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor” means any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Borrower.

“Withholding Agent” means any Loan Party and the Agent, as applicable.

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1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided that for purposes of Section 6.1, any non-cash items arising under FAS 133, 142, 143 or 144 shall be excluded from the relevant calculation.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) References to “Borrower’s knowledge” or a “Loan Party’s knowledge” or words of similar import means the actual knowledge of the applicable Responsible Officer of the Borrower or such Loan Party, as applicable.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

(g) References to this Agreement or any other agreement, instrument or other document shall be construed as referring to this Agreement or such other agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or other modification set forth herein or in any other Loan Document).

(h) The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods.

(i) The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

(j) The terms “Lender” and “Agent” include their respective successors.

(k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities (as such term is defined in the Securities Act), revenues, accounts, leasehold interests and contract rights.

(l) Each reference to “Loan Party” in Article III shall include any Subsidiary of Borrower that is or, pursuant to Section 5.12 or Section 6.16, is required to be a Guarantor.

1.3 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

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1.4 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.5 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II

AMOUNT AND TERMS OF COMMITMENTS

2.1 Loan Commitments; Amounts.

(a) Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Initial Term Lender severally agrees to make the Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Initial Term Loan Commitment as of the Closing Date. Notwithstanding the foregoing, if the total Initial Term Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.

(b) Subject to the terms and conditions set forth herein (including Section 4.2), each Delayed Draw Term Lender (severally and not jointly), at its option, agrees to make Delayed Draw Term Loans to the Borrower from time to time on any Business Day during the Delayed Draw Term Loan Availability Period; provided that (i) the principal amount of any Delayed Draw Term Loan made by any Delayed Draw Term Lender on the occasion of any Borrowing of Delayed Draw Term Loans shall not exceed the then available Delayed Draw Term Loan Commitment of such Lender (immediately prior to giving effect to the making of such Delayed Draw Term Loan) and (ii) the aggregate principal amount of all Delayed Draw Term Loans made by the Delayed Draw Term Lenders during the Delayed Draw Term Loan Availability Period shall not exceed the Maximum DDTL Amount. Amounts repaid or prepaid in respect of the Delayed Draw Term Loans may not be reborrowed.

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(c) Each Borrowing of Delayed Draw Term Loans shall be in an aggregate amount that is an integral multiple of $1,000,000, not less than $5,000,000 and no more than $10,000,000.

(d) The Borrower may not draw any Delayed Draw Term Loans if the Initial Term Loans are outstanding. No additional Delayed Draw Term Loans may be borrowed if another Delayed Draw Term Loan is outstanding.

2.2 Procedures for Borrowing. Borrower shall deliver to Agent a Borrowing Notice (which Borrowing Notice must be received by Agent prior to 12:00 Noon, New York City time), (a) with respect to the Borrowing of Initial Term Loans, three (3) Business Days prior to the anticipated borrowing date (or such later date in the Agent’s sole discretion) and (b) with respect to any Borrowing of Delayed Draw Term Loans, ten (10) Business Days prior to the anticipated borrowing date, in each case, requesting that the Lenders make the Loan on the Borrowing Date and specifying the amount to be borrowed and the deposit account to which the Loan shall be made. Upon receipt of such Borrowing Notice, Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Borrowing Date for the Loan specified in such Borrowing Notice, each Lender shall make available to Agent at the Funding Office an amount in Dollars and in immediately available funds equal to the Loan to be made by such Lender. Agent shall make available on behalf of the Borrower the aggregate of the amounts made available to Agent by the Lenders, in like funds as received by Agent.

2.3 Maturity Date. The Loan of each Lender shall mature on the Maturity Date.

(a) The Initial Term Loan Commitments shall terminate on the Closing Date immediately after the funding of the Initial Term Loans on the Closing Date. Unless previously terminated, the Delayed Draw Term Loan Commitments shall terminate on the DDTL Commitment Expiration Date; provided that, on the date of each Borrowing of Delayed Draw Term Loans, the portion of the delayed Draw Term Loan Commitments being funded pursuant to such Borrowing shall terminate immediately after the funding of such Delayed Draw Term Loans.

(b) The Borrower may at any time terminate, or from time to time reduce, the Delayed Draw Term Loan Commitments; provided that (i) each partial reduction of the Delayed Draw Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c) The Borrower shall notify the Agent in writing of any election to terminate or reduce the Delayed Draw Term Loan Commitments under paragraph (b) of this Section by 11:00 a.m. New York time, as least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Each reduction of the Delayed Draw Term Loan Commitments shall be made ratably among the Delayed Draw Term Lenders in accordance with their respective Delayed Draw Term Loan Commitments.

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2.5 Repayment of the Loan; Evidence of Debt.

(a) The Borrower shall pay to the Agent, on account of the Lenders (or, if directed by the Agent, directly to the Lenders), on each Monthly Payment Date, (i) in cash or (ii) by Invoice Deduction (or both), in each case, an amount equal to (x) to the extent that there are any Initial Term Loans outstanding (A) the stated principal amount of the Initial Term Loans on the Initial Monthly Payment Date divided by (B) the Specified Period plus (y) with respect to any outstanding Delayed Draw Term Loans (A) the stated principal amount of such Delayed Draw Term Loans on the date that such Delayed Draw Term Loans are borrowed divided by (B) the lesser of (I) ten (10) and (II) the number of Monthly Payment Dates following the date of the applicable borrowing of such Delayed Draw Term Loans. If an Invoice Deduction for a Monthly Payment Date is in excess of the amount required to be paid by the Borrower on such Monthly Payment Date pursuant to this Section 2.5(a), then such excess amount shall be deemed to be a voluntary prepayment pursuant to Section 2.7(a) (each such voluntary prepayment from such excess amount, a “Specified Voluntary Prepayment”).

(b) To the extent not previously repaid, the entire principal amount of the Loan of such Lender on the Maturity Date or on such earlier date on which the Loan become due and payable pursuant to Article VII. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(d) Agent, as agent for Borrower, shall maintain the Register pursuant to Section 9.7(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of its portion of the Loan made hereunder and any Note evidencing such portion of the Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) both the amount of any sum received by Agent hereunder from Borrower and each Lender’s share thereof.

(e) The entries made in the Register and the accounts of each Lender maintained pursuant to this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of any Lender or Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loan made to Borrower by such Lender in accordance with the terms of this Agreement.

(f) Borrower agrees that, upon the request to Agent by any Lender, Borrower will promptly execute and deliver to such Lender a promissory note of Borrower evidencing the portion of the Loan held by such Lender, substantially in the form of Exhibit G (a “Note”), with appropriate insertions as to date and principal amount; provided that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loan on the Borrowing Date.

2.6 Fees.

(a) On the Closing Date, the Borrower agrees to pay to Agent a structuring fee equal to $120,000, which amount Agent may withhold from the disbursement of the Initial Term Loan. With respect to any Borrowing of Delayed Draw Term Loans, the Borrower agrees to pay to Agent a structuring fee equal to 2.0% of the stated principal amount of such Borrowing of Delayed Draw Term Loans, which amount Agent may withhold from the disbursement of such Delayed Draw Term Loans. Each such structuring fee shall be fully earned and payable at the time of the relevant drawdown and shall not be refundable.

(b) Borrower agrees to pay to Agent any other fees in the amounts and on the dates from time to time agreed to in writing by Borrower and Agent.

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2.7 Optional Prepayments.

(a) Borrower may at any time and from time to time not later than 11:00 a.m. New York City time (x) in the case of an ABR Loan, not later than 11:00 a.m. on the same Business Day and (y) in the case of a SOFR Loan, at least three U.S. Government Securities Business Days’ prior, in each case, upon written notice to Agent stating the Prepayment Date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loan, in whole or in part, at Borrower’s option, together with accrued interest through the Prepayment Date on the principal amount prepaid, in accordance with the provisions of this Agreement; provided, that the Borrower is not required to provide such prior notice with respect to any Specified Voluntary Prepayment. A notice of prepayment provided in accordance with the preceding sentence and received after 11:00 a.m. shall be deemed received on the next Business Day or U.S. Government Securities Business Day, as applicable. The Agent shall promptly notify the applicable Lenders of each notice of prepayment.

(b) Each partial prepayment (other than any Specified Voluntary Prepayment) shall be in an aggregate amount not less than $1,000,000 or integral multiples of $500,000 in excess thereof, and any such prepayment must be accompanied by payment of Agent’s and each Lender’s out-of-pocket expenses to the extent such expenses have been invoiced to the Borrower and are due and not yet paid (including payments required under Section 2.13). Upon the giving of any such notice of prepayment, the principal amount of the Loan specified to be prepaid, together with the accrued interest thereon through the Prepayment Date; provided that any such notice may be subject to one or more conditions precedent, including any Disposition, and the amount specified to be prepaid shall not become due and payable on the Prepayment Date upon the failure of any one of such conditions.

(c) Any optional prepayment under this Section 2.7 shall be applied to the Loan as set forth in Section 2.11.

(d) Any amounts of the Loan that are prepaid pursuant to this Section 2.7 may not be re-borrowed.

(e) Each prepayment of the Loan made pursuant to Section 2.7 shall be applied against the Remaining Scheduled Principal Payments on a pro rata basis.

2.8 Mandatory Prepayments.

(a) Asset Sales and Debt Incurrence. Unless the Required Lenders shall otherwise agree, if (a) any Loan Party shall consummate any Asset Sale or (b) any Loan Party shall incur any Indebtedness (other than Permitted Indebtedness), then upon receipt by such Loan Party of the Net Cash Proceeds from such Asset Sale or incurrence of Indebtedness, Borrower shall prepay the principal amount of the Loan in an amount equal to the amount of such Net Cash Proceeds. The provisions of this Section 2.8(a) do not constitute a consent to the consummation of any Asset Sale or incurrence of any Indebtedness by any Loan Party.

(b) Each prepayment of the Loan pursuant to this Section 2.8 shall be applied against the Remaining Scheduled Principal Payments on a pro rata basis.

2.9 Invoice Deduction. The Borrower agrees that the Mercuria Parties are making the Loan and Marketer is providing the marketing services pursuant to the Marketing Agreement, and the Borrower agrees that in addition to the Borrower having the right and obligation to make payments in accordance with the terms of this Agreement, the primary method of payments as to the Loan and the other Obligations (whether or not a Default or Event of Default exists) will by Marketer withholding and remitting proceeds under the Marketing Agreement to the Agent to make payments then due as to the Loan and the other Obligations (each, a “Invoice Deduction” and collectively, the “Invoice Deductions”). The Borrower hereby directs the Marketer to make any Invoice Deductions in accordance with this Agreement and the Marketing Agreement, and Lender appoints Marketer as its agent for the purpose of making such Invoice Deductions. Borrower agrees on behalf of itself and the other Loan Parties that it receives, and will continue to receive, direct and indirect benefits as a result of the marketing services contemplated by the Marketing Agreement and the other Loan Documents.

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2.10 Interest Rates, Payment Dates and Computation of Interest and Fees.

(a) Subject to the provisions of this Section, the Loan shall bear interest during each Interest Period at

(i) with respect to the Loan (unless the Loan is an ABR Loan), the Adjusted Term SOFR Rate plus the Applicable Margin and (ii) with respect to any ABR Loan, ABR plus the Applicable Margin, provided that Term SOFR shall not be available until three (3) U.S. Government Securities Business Days after the Closing Date unless the Borrower has delivered to the Agent a letter in form and substance reasonably satisfactory to the Agent indemnifying the Lenders in the manner set forth in Section 2.13 of this Agreement. Borrowings of an ABR Loan shall be permitted only as expressly set forth in Section 2.17 (Changed Circumstances).

(b) (i) If all or a portion of the principal amount of the Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or there shall occur and be continuing any other Event of Default (subject in all cases to any applicable grace periods), the outstanding Loan (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to the Interest Rate plus 4.00%, the (“Default Rate”), but in no event to exceed the Highest Lawful Rate, from the date of such nonpayment of principal or occurrence of such Event of Default, respectively, until such amount of principal is paid in full (after as well as before judgment) or until such Event of Default is no longer continuing, respectively, and (ii) if all or a portion of any interest payable on the Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Default Rate, in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).

(c) Subject to Section 2.11(h), interest shall be payable in cash in arrears on each Interest Payment Date, provided, that, interest accruing pursuant to Section 2.10(b) shall be payable from time to time on demand.

(d) If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the rate applicable during such extension period.

(e) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day and the last day).

(f) In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

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2.11 Application of Payments; Place of Payments.

(a) The borrowing by Borrower from the Lenders hereunder, any reduction of the Commitments of the Lenders shall be made pro rata according to the Aggregate Exposure Percentages of the relevant Lenders. Each payment (including any prepayment) in respect of principal or interest in respect of the Loan and each payment in respect of fees (other than fees payable in accordance with Sections 2.6(a) or 2.6(b)) or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b) So long as no Event of Default shall have occurred and be continuing, all payments and any other amounts received by Agent from or for the benefit of Borrower shall be applied, unless otherwise expressly provided for herein: (i) first, to pay all Obligations then due and payable on a pro rata basis and (ii) second, as Borrower so designates.

(c) After the occurrence and during the continuance of any Event of Default, Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that Agent may, and shall upon either (A) the written direction of the Required Lenders or (B) the acceleration of the Obligations pursuant to Section 7.1, apply pro rata all payments in respect of any Obligations and all proceeds of Collateral in the following order:

(i) first, to the payment or reimbursement of Agent for all costs, expenses, disbursements and losses incurred by Agent and which any Loan Party is required to pay or reimburse pursuant to the Loan Documents;

(ii) second, to the payment or reimbursement of the Secured Parties for all costs, expenses, disbursements and losses incurred by such Persons and which any Loan Party is required to pay or reimburse pursuant to the Loan Documents;

(iii) third, to the payment of interest on the Loan which is then due;

(iv) fourth, to the payment of principal of the Loan;

(v) fifth, to the payment to the Secured Parties of all other Obligations; and

(vi) sixth, to whomsoever shall be legally entitled thereto.

(d) If any Lender owes payments to Agent hereunder, any amounts otherwise distributable under this Section 2.11 to such Lender shall be deemed to belong to Agent to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

(e) All payments (including prepayments) to be made by Borrower hereunder, whether on account of principal, interest, premium, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

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(f) Unless Agent shall have been notified in writing by any Lender prior to a borrowing of the Loan that such Lender will not make the amount that would constitute its share of such borrowing available to Agent, Agent may assume that such Lender is making such amount available to Agent, and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to Agent by the required time on the Borrowing Date, such Lender shall pay to Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) the rate determined by Agent in accordance with the banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this Section 2.11(f) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to Agent by such Lender within three Business Days after the Borrowing Date, Agent shall also be entitled to recover such amount with interest thereon at the Interest Rate, on demand, from Borrower.

(g) Unless Agent shall have been notified in writing by Borrower prior to the date of any payment due to be made by Borrower hereunder that Borrower will not make such payment to Agent, Agent may assume that Borrower is making such payment, and Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to Agent by Borrower within three Business Days after such due date, Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Rate. Nothing herein shall be deemed to limit the rights of Agent or any Lender against Borrower.

(h) Each payment of the Loan shall be accompanied by accrued interest through the date of such payment on the amount paid.

2.12 Taxes.

(a) Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any tax from any such payment by the applicable Withholding Agent, then such Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Loan Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto.

(d) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

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(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Parties and the Agent, at the time or times reasonably requested by such Loan Party or the Agent, such properly completed and executed documentation reasonably requested by such Loan Party or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Loan Party or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Loan Party or the Agent as will enable such Loan Party or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i), (ii) and (iv) of this paragraph (e)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, in the event that the Borrower or any other Loan Party is a U.S. Borrower,

(i) any Lender that is a U.S. Person shall deliver to the Loan Parties and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Loan Party or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Loan Party or the Agent), whichever of the following is applicable:

(a) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b) executed copies of IRS Form W-8ECI;

(c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower or any other Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

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(d) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Loan Party or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Parties or the Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties and the Agent in writing of its legal inability to do so. Each Lender agrees that if a Loan Party is, notwithstanding the above, subject to withholding Tax, withholding such Tax from any amounts due from a Loan Party hereunder will not constitute a default so long as such amount withheld is properly remitted to the applicable taxing authority and payment of the amount due less the amount of Tax required to be withheld will constitute payment of the amount due.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the Relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(g) Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for( i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.7(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (g).

2.13 Indemnity. Borrower agrees promptly to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) the failure to make any prepayment of a SOFR Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement; (b) other than with respect to any repayment of the Loan made in accordance with Section 2.5(a) (including any Specified Voluntary Prepayment), the repayment of any SOFR Loan that are repaid in whole or in part prior to the last day of an applicable Interest Period (whether such repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, mandatory prepayment, by operation of law or otherwise); (c) a default in payment when due of the principal amount of or interest on the Loan; (d) a default in making any borrowing of a SOFR Loan after Borrower has given notice requesting the same in accordance herewith, (e) other than with respect to any repayment of the Loan made in accordance with Section 2.5(a) (including any Specified Voluntary Prepayment), any payment, prepayment or conversion of any SOFR Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (f) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15. Such indemnification shall include any loss (excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Loan Parties under this Section 2.13 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.14 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12(c) with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for the Loan affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.14 shall affect or postpone any of the obligations of Borrower or the rights of any Lender pursuant to Section 2.12(c).

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2.15 Replacement of Lenders. If any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and such Lender has declined or is unable to designate a different lending office in accordance with Section 2.14, then Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12) and obligations under this Agreement and the related Loan Documents to an Assignee that shall assume such obligations (which Assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) Borrower shall have paid to Agent the assignment fee (if any) specified in Section 9.7;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its portion of the Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c) such assignment will result in a reduction in payments thereafter; and

(d) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

2.16 Original Issue Discount. Borrower, Lenders, and Agent acknowledge and agree (i) that the Loan is debt for federal income tax purposes, (ii) that the Loan made by each Lender constitutes a single debt instrument for purposes of Section 1271 through 1275 of the Code and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)), that such debt instrument is issued with original issue discount (“OID”), and that such debt instrument is described in Treasury Regulations 1.1272- 1(c)(2) and therefore is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Section 1.1272-1(c)(5), and is not governed by the rules set out in Treasury Regulations Section 1.1275-4, (iii) that any calculation by the Borrower regarding the amount of OID for any accrual period on the Loan shall be subject to review and approval of the Agent, and (iv) to adhere to this Agreement for federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent herewith (including with respect to the amount of OID on the Loan as determined in accordance with the preceding clause (iii)). The inclusion of this Section 2.16 is not an admission by any Lender that it is subject to United States taxation.

2.17 Changed Circumstances.

(a) Circumstances Affecting Benchmark Availability. Subject to Section 2.17(c), if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining the Loan, and the Required Lenders have provided notice of such determination to the Agent; provided that, in each case, no Lender shall make such determination pursuant to this clause (ii) unless such Lender certifies in writing to the Borrower that other Lenders are generally making similar determinations upon, or otherwise similarly enforcing its agreements with, companies with similar credit facilities as the credit facility provided for herein (and provided further that no Lender shall have any obligation to disclose confidential information about any other borrower); and

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(iii) the Agent will promptly so notify the Borrower and each Lender. the Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make a SOFR Loan, and any right of the Borrower to continue a SOFR Loan or to convert an ABR Loan to a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loan or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of a SOFR Loan (to the extent of the affected SOFR Loan or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to an ABR Loan in the amount specified therein and (ii) any outstanding affected SOFR Loan will be deemed to have been converted into an ABR Loan at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13.

(b) Laws Affecting SOFR Availability. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund the Loan whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make a SOFR Loan, and any right of the Borrower to continue a SOFR Loan or to convert an ABR Loan to a SOFR Loan, shall be suspended, and (b) the interest rate on which an ABR Loan shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “ABR”, in each case until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert a SOFR Loan to an ABR Loan (the interest rate on which such ABR Loan shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loan to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loan to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

(c)	Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.17(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

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(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(c)(iv). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of a SOFR Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to an ABR Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Agent and the Lenders to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to Agent and each Lender that:

3.1 Financial Condition.

(a) The unaudited pro forma consolidated balance sheet of Borrower as of April 12, 2023 (including the notes thereto) (collectively, the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to Agent, has been prepared giving effect (as if such events had occurred on such date) to (i) the transactions occurring on the Closing Date and (ii) the payment of fees, expenses and taxes in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as of April 12, 2023, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The Total Net Debt to Capitalization Ratio, expressed as a percentage, is not greater than 100%.

(c) The amount of Unrestricted Cash held by the Loan Parties is not less than $1,500,000.

3.2 No Change. Since December 31, 2022, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Corporate Existence; Compliance with Law.

(a) Each of the Loan Parties (i) is duly incorporated, organized or formed, as applicable, validly existing and (if relevant) in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as the case may be, (ii) has the corporate, company or partnership power and authority, as applicable, and the legal right, to own and operate its owned Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation, company or partnership, as applicable, and (if relevant) in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to do any of the foregoing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) is in material compliance with its Constituent Documents and (v) is in compliance with all Requirements of Law (other than its Constituent Documents) except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Loan Party has all Permits necessary for the ownership and the conduct of its businesses except for those Permits the failure of which to have could not reasonably be expected to have a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits.

(c) Each Loan Party has (i) used commercially reasonable efforts to keep, preserve and maintain all Property and systems material to the conduct of its business in good working order and condition in accordance with the general practice of other businesses of similar character and size (ordinary wear and tear and casualty events excepted), contractual obligations binding on it and applicable laws, (ii) made periodic overhauls and all repairs, renewals, replacements, additions, betterments, Capital Expenditures and improvements known to be necessary for the Property that it owns or operates to satisfy the requirements of applicable law, governmental authorizations and contractual obligations binding on it and (iii) made all repairs, renewals and replacements known to be necessary so that its business may be property conducted at all times.

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3.4 Entity Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority (corporate or otherwise), and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents except (a) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (b) the filings referred to in Section 3.21. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party hereto and thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to any Loan Party could reasonably be expected to have a Material Adverse Effect. No performance of a Contractual Obligation by any Loan Party, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Permitted Lien) on the Property of any Loan Party.

3.6 Existing Indebtedness. No Loan Party has any outstanding Indebtedness except Indebtedness permitted under this Agreement.

3.7 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to Borrower’s knowledge, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or (b) that could reasonably be expected to result in a Default.

3.8 No Default. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.9 Ownership of Property.

(a) Each Loan Party has title in fee simple to, or a valid leasehold interest in, all its Real Property, and Defensible Title to, or a valid leasehold interest in, all other Property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such Property is subject to any Lien other than Permitted Liens.

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(b) The Lender has the legal right, to make, deliver and perform its obligations under the Marketing Agreement, including to sell Black Mass on behalf of the Loan Parties as described thereunder. Until sold in accordance with its terms, the Borrower has marketable legal title to the Black Mass being sold thereunder. The Marketing Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.10 Insurance. As of the Closing Date, all policies of insurance of any kind or nature of any Loan Party, including policies of fire, theft, product liability, public liability, property damage, pollution, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by businesses of the size and character such Loan Party. No Loan Party has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

3.11 Intellectual Property. Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except where the failure to own or be licensed to use (including the granting of licenses) would not reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use by any Loan Party of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor, to Borrower’s knowledge, is there any valid basis for any such claim. The use of Intellectual Property by any Loan Party does not infringe on the rights of any Person, except for any such infringements that could not reasonably be expected to result in a Material Adverse Effect.

3.12 Taxes. Each Loan Party has filed or caused to be filed all material federal, state and other tax returns, reports and statements (collectively, “Tax Returns”) that are required to be filed by such Loan Party or any of its Tax Affiliates with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, (ii) all such Tax Returns are true and correct in all material respects, and (iii) each Loan Party has paid, prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, all taxes shown to be due and payable on said returns (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party).

3.13 Federal Regulations. The proceeds of the Loan shall be used solely for the purposes permitted by Section 3.18 below. No part of the proceeds of the Loan will be used by any of the Loan Parties for the immediate, incidental, or ultimate purpose of buying or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect. None of the Loan Parties owns any “margin stock.” No part of the proceeds of the Loan will be used by any of the Loan Parties for any purpose that violates the provisions of the Regulations of the Board, including, but not limited to, Regulation U and Regulation X. If requested by any Lender or Agent, Borrower will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

3.14 Labor Matters. There are no strikes, stoppages or slowdowns or other labor disputes against any Loan Party pending or, to Borrower’s knowledge, threatened in writing that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Loan Party.

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3.15 ERISA Plans. Except as would not reasonably be expected to have a Material Adverse Effect, no Loan Party or any ERISA Affiliate maintains or contributes to, or otherwise has any liability with respect to, any ERISA Plan. No Loan Party is an ERISA Affiliate of any other Person.

3.16 Regulations.

(a) No Loan Party is an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which prohibits its incurrence of Indebtedness under the Loan Documents.

(b) None of the Loan Parties or any director, officer, employee, agent, or affiliate of the Loan Parties is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or other relevant sanctions authority (including, to the extent applicable, the United Nations Security Council, the European Union, or Her Majesty’s Treasury) (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, currently, Crimea Region of the Ukraine, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions or Ukraine, Cuba, Iran, North Korea and Syria).

(c) Each Loan Party and its respective directors, officers and employees and, to the knowledge of the Borrower, the agents of each Loan Party, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

(d) Each of the Loan Parties and each of their respective Subsidiaries are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

3.17 Capital Stock; Subsidiaries.

(a) All of the outstanding Capital Stock of each Loan Party has been duly authorized and validly issued and is fully paid and non-assessable and is free and clear of all Liens (except Permitted Liens).

(b) The Subsidiaries listed on Schedule 3.17 constitute all the Subsidiaries of each Loan Party as of the Closing Date. Schedule 3.17 sets forth, in each case as of the Closing Date, the exact legal name (as reflected on the certificate of incorporation or formation or other equivalent Constituent Document) and jurisdiction of incorporation (or formation) of each Subsidiary of any Loan Party and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Loan Party.

(c) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than (i) in favor of a Loan Party, the general partner of a Loan Party and (ii) stock options with respect to Capital Stock of the Borrower granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Loan Party, except as disclosed on Schedule 3.17.

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(d) No Loan Party owns or holds, directly or indirectly, any Capital Stock of any Person other than any Subsidiary. Borrower owns, directly or indirectly through Subsidiaries, all of the outstanding Capital Stock of its Subsidiaries. Subject to Section 5.11(c), the Borrower and each of its Subsidiaries is a party to the Guarantee and Security Agreement.

(e) There are no agreements or understandings (other than the Loan Documents, the Constituent Documents of the Loan Parties and any other agreement permitted under Section 6.12) to which any Loan Party is a party with respect to the voting, sale or transfer of any Capital Stock of any Loan Party or restricting the transfer or hypothecation of any such Capital Stock.

3.18 Use of Proceeds. The proceeds of the Loans (including any Delayed Draw Term Loans) shall be used as a prepayment of the purchase of Black Mass pursuant to the Marketing Agreement, and in furtherance of such transaction such funds shall be used for working capital in furtherance of Borrower’s business of recycling lithium ion batteries at the Recycling Facility to be acquired in connection with Borrower’s acquisition of the Capital Stock of Aqua Metals Transfer, LLC as described in and in accordance with the MIPA (the “Aqua Metals Acquisition”), including the production of Black Mass therefrom, and for the payment of fees, interest and closing costs in connection with the Transactions.

3.19 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

(a) each Loan Party: (i) is in compliance in all material respects with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current operations or for any property owned, leased, or otherwise operated by it; (iii) is in compliance in all material respects with all of its Environmental Permits; and (iv) reasonably believes that: each of its Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of it will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without material expense;

(b) there has been no Release of Materials of Environmental Concern that has not previously been addressed at, on, under, or from any Real Property or other real property now or formerly owned, leased or operated by any Loan Party during their respective periods of ownership and/or operation in quantities which could reasonably be expected to (i) give rise to liability of any Loan Party under any applicable Environmental Law or otherwise result in material costs to any Loan Party, or (ii) interfere with the continued operations of any Loan Party, or (iii) impair the fair saleable value of any Real Property owned or leased by any Loan Party;

(c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law or Environmental Permit to which any Loan Party is, or to Borrower’s knowledge, will be, named as a party that is pending or, to Borrower’s knowledge, threatened;

(d) no Loan Party has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

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(e) no Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law; and

(f) no Loan Party has assumed or retained, by contract, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

3.20 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or other written statement (other than projections, financial estimates, forecasts and other forward-looking information, and other information of a general economic or industry specific nature) furnished to Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

3.21 Security Documents.

(a) The Guarantee and Security Agreement is effective to create in favor of Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof and, when financing statements in appropriate form are filed in the offices specified on Schedule 3.21(a) (which financing statements may be filed by Agent) at any time and such other filings as are specified on Schedule 1 to the Guarantee and Security Agreement have been completed (all of which filings may be filed by Agent) at any time, the Guarantee and Security Agreement shall constitute a valid Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Security Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).

(b) Each of the Mortgages is effective to create in favor of Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof; and when the Mortgages are filed in the offices specified on Schedule 3.21(b) (in the case of Mortgages to be executed and delivered on the Closing Date) or in the recording office designated by Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 5.11(b)), each Mortgage shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds and products thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage or this Credit Agreement).

3.22 Solvency. Each Loan Party, on a consolidated basis with its Subsidiaries, is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

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3.23 Contingent Obligations. There will be no material Contingent Obligations of any Loan Party existing as of the Closing Date and as of the Closing Date that are not permitted under this Agreement.

3.24 Bank Accounts. Schedule 3.24 lists all accounts maintained by any Loan Party with any bank or financial institution as of the Closing Date.

3.25 Material Contracts.

(a) As of the Closing Date, Schedule 3.25 contains a complete and accurate list of (x) each Specified Material Contract, (y) each existing non-binding term sheet, letter of agreement, commitment or similar agreement which any Loan Party has executed and (z) each other contract, agreement or commitment (other than the Loan Documents) to which any Loan Party is a party or by which it is bound, and which are currently effective, that are:

(i) non-competition agreements or other agreements or obligations that purport to limit in any material respect the manner in which, or the localities in which, all or any material portion of any Loan Party’s business is conducted;

(ii) agreements for the borrowing of money;

(iii) employment agreements, consulting agreements or other contract for services involving a payment of more than $150,000 annually;

(iv) leases with respect to any property, real or personal (other than leases constituting Mortgaged Properties) with an annual lease obligation of greater than $50,000;

(v) agreements for a purchase or sale of assets, securities or a business, or otherwise obligating any Loan Party to pay any consideration of more than $150,000;

(vi) supply agreements relating to the sale or provision of feedstock for the production of Black Mass to which any Loan Party is party or bound;

(vii) stand-by letters of credit, guarantee or performance bond;

(viii) agreements not made in the ordinary course of business; and

(ix) material contracts to which any Loan Party is a party that would terminate or become terminable, require any Loan Party to take any action, cause any Loan Party to lose any material benefits or give to others any rights of amendment, acceleration, suspension, revocation or cancellation, under any such contract as a result of the transactions contemplated in this Agreement (each of the foregoing, a “Material Contract”).

(b) There are no defaults or events of default by any Loan Party under any Material Contract that, if not cured, either individually or in combination with other such defaults or events of default under such Material Contracts, would be likely to have a Material Adverse Effect.

3.26 No Burdensome Restrictions. Neither Borrower nor any Subsidiary is a party to or bound by any contract, or subject to any restriction in any Constituent Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

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ARTICLE IV

CONDITIONS PRECEDENT

4.1 Conditions to Closing Date. The effectiveness of this Agreement and the obligations of Agent and each Lender hereunder are subject to the satisfaction of the following conditions precedent:

(a) Loan Documents. Agent shall have received the following documents in each case executed and delivered by a duly authorized signatory of each of the parties thereto: (i) this Agreement, (ii) the Guarantee and Security Agreement, and (iii) a Mortgage covering each of the Mortgaged Properties.

(b) Filings, Registrations and Recordings. Each document (including any UCC financing statement) required by the Security Documents or under law or reasonably requested by Agent to be filed, registered or recorded in order to create in favor of Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been delivered to Agent in proper form for filing, registration or recordation.

(c) Constituent Documents. All documents establishing or implementing the ownership, capital and corporate, organizational, tax and legal structure of each Loan Party shall be reasonably satisfactory to Agent.

(d) Pro Forma Balance Sheet. The Lenders shall have received the Pro Forma Balance Sheet and such Pro Forma Balance Sheet shall not, in the reasonable judgment of Agent or the Lenders, reflect any Material Adverse Effect since December 31, 2022.

(e) Legal Opinions. Agent shall have received the executed legal opinion of Fennemore Craig, P.C., counsel to the Loan Parties, with respect to such matters relating to the Loan Parties and Loan Documents as may be reasonably requested by Agent and the executed legal opinion of Woods Oviatt Gilman LLP with respect to the enforceability of the Loan Documents that are governed by the laws of the State of New York and other related matters reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent.

(f) Budget; Projections; Business Plan. The Lenders shall have received (i) a reasonably detailed consolidated budget of Borrower and its Subsidiaries, which budget shall be reasonably acceptably to the Agent and the Lenders, for (x) each of the fiscal months in the fiscal years 2023 and 2024 and (y) the first two fiscal quarters for fiscal year 2025 (including in each case a projected consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) and (ii) a satisfactory business plan for fiscal years 2023, 2024 and 2025 and a satisfactory written analysis of the business and prospects of Borrower and its Subsidiaries for the period from the Closing Date through 2025.

(g) Evidence of Consignment Inventory. Agent shall have received evidence reasonably satisfactory to Agent, including warehouse receipts, confirming the receipt of scrap inventory by the Borrower of lithium ion batteries consigned under the Borrower’s name, in amounts sufficient for the Borrower and the Loan Parties to produce Qualifying Black Mass in quantities reasonably acceptable to Agent.

(h) Feedstock Contract. Agent shall have received proposed basic terms of a feedstock supply contract between a major strategic supplier thereof acceptable to the Lenders in their sole discretion, on the one hand and Borrower, on the other hand, on terms that are reasonably acceptable to Agent along with a certificate signed by an Responsible Officer of the Borrower and delivered as of the Closing Date that a contract on substantially such terms is expected by the Borrower to be executed within ninety (90) days after the Closing Date.

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(i) Discharge of Indebtedness. Agent shall have received evidence of the payment in full of all Indebtedness (if any) owing by each Loan Party that is secured by any Property constituting Collateral (except for any Indebtedness to be repaid on the Closing Date with the proceeds of the Loan and any Indebtedness permitted hereunder) and the unconditional release and termination of all Liens against the assets and properties of the Loan Parties (other than Permitted Liens) that constitute Collateral.

(j) Lien Searches. Agent shall have received the results of a recent lien search in each of the jurisdictions or offices in which UCC financing statements or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties that constitute Collateral (or would have been made at any time during the five years immediately preceding the Closing Date to perfect Liens on any assets owned on the Closing Date by any Loan Party), and such search shall reveal no Liens on any of the assets of any Loan Party, except for Permitted Liens or Liens that were or will be terminated, released or otherwise discharged on or prior to the Closing Date pursuant to documentation satisfactory to Agent.

(k) Closing Certificate. Agent shall have received a certificate of the Borrower, dated the Closing Date, certifying as to the satisfaction of the conditions set forth in Section 4.1(h), (n), (p), (u) and (z).

(l) Other Certifications. Agent shall have received a certificate of the secretary or assistant secretary of each Loan Party (or if such Loan Party does not have a secretary or assistant secretary, a Responsible Officer) certifying as to the incumbency and genuineness of the signature of each Responsible Officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of:

(i) a copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the Closing Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

(ii) a copy of each Loan Party’s Constituent Documents, certified in each instance by a Responsible Officer or other officer or manager acceptable to the Agent and, with respect to organizational documents filed with a Governmental Authority, by the applicable Governmental Authority; and

(iii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the Closing Date certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction.

(m) Approvals. Permits and third party approvals necessary or, in the sole discretion of Agent, advisable to be obtained by a Loan Party in connection with this Agreement, the Security Documents and the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(n) No Material Adverse Effect. Since December 31, 2022, (i) no development, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing and (ii) no material adverse change or material disruption shall have occurred and be continuing with respect to the financial, banking or capital markets.

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(o) Due Diligence. The Lenders shall have completed a satisfactory due diligence review of the Loan Parties, including with respect to each Loan Party’s company organization, business prospects, title to properties, tax, legal and accounting issues.

(p) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date.

(q) Borrowing Notice. The Agent shall have received a written Borrowing Notice in accordance with the requirements hereof.

(r) Additional Documents. Agent and the Lenders shall have received (i) each Initial Supply Contract and all other relevant materials relating to the procurement of Black Mass by the Loan Parties, (ii) true and complete copies of each other Material Contract and (iii) such other documents, agreements, certificates and information as such Persons shall reasonably request.

(s) Fees. The Lenders and Agent shall have received all fees required to be paid and Borrower shall have reimbursed Agent and its affiliates for all reasonable and documented out-of-pocket expenses incurred for which it is obligated, in each case, under any Loan Document (including reasonable and documented fees, disbursements and other charges of counsel to Agent), on or before the Closing Date.

(t) Insurance. Agent shall have received a summary of the insurance carried in respect of each Loan Party and its Properties, covering such liabilities and with such deductibles or self-insured retentions as are acceptable to Agent, and certificates of insurance, satisfying the requirements of Section 5.7(b) and otherwise reasonably satisfactory to Agent, naming Agent, for the ratable benefit of the Secured Parties, as “lender loss payee” under its property loss policies and as “additional insured” on its comprehensive and general policies and Borrower must use commercially reasonable efforts to obtain certificates that provide that they shall not be canceled, amended or changed without at least 30 days’ (ten days for nonpayment) written notice to Agent.

(u) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(v) Solvency. The Lenders shall have received a reasonably satisfactory Solvency Certificate which shall certify that each Loan Party, on a consolidated basis, after giving effect to the transactions contemplated hereby, is Solvent.

(w) Financial Covenants. The Agent shall have received a certificate satisfactory to it, which shall certify the matters set forth in Section 3.1(b) and (c).

(x) PATRIOT Act, etc. The Agent and the Lenders shall have received, prior to the Closing Date, all documentation and other information requested by the Agent or any Lender or required by regulatory authorities in order for the Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.

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(y) Certain Agreements. Agent shall have received the Marketing Agreement, in form and substance acceptable to the Agent, executed and delivered by a duly authorized signatory of each of the parties thereto.

(z) Offtake Agreements. Agent shall have either (i) terminated the applicable agreement between the Borrower and the applicable company set forth in clauses (A), (B) and (C) below or (ii) received from each of the following companies a written statement acknowledging that such company understands and agrees that pursuant to the terms of the company’s respective agreement with the Borrower, the Borrower shall not, in the short-term (as shall be defined by the Agent), have any Black Mass available for the company: (A) Dainen Material Co., Ltd., (B) reELEMENT Technologies LLC and (C) Westwin Elements, Inc.

4.2 Each Delayed Draw Term Loan Borrowing. The obligation of each Delayed Draw Term Lender to make a Delayed Draw Term Loan on the occasion of any Borrowing of Delayed Draw Term Loans is subject to the satisfaction of the following conditions:

(a) Borrowing Notice. The Agent shall have received a Borrowing Notice in accordance with Section 2.2.

(b) Representation and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(c) No Default. At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(d) No Other Borrowings. Immediately after giving effect to such Borrowing, no Initial Term Loans and no other Borrowings of Delayed Draw Term Loans shall be outstanding without Agent’s approval in its sole discretion.

(e) Recycling Facility.

(i) The Agent has received evidence reasonably satisfactory to it that the Borrower (or a wholly-owned Subsidiary of the Borrower) has acquired, or entered into a long term lease, with respect to the Recycling Facility.

(ii) The Agent shall have received evidence reasonably satisfactory to it that (x) commercial operations at the Recycling Facility shall have commenced and (y) such Recycling Facility will be producing Qualifying Black Mass in quantities sufficient to satisfy the requirements of the Marketing Agreement.

(f) Real Estate Valuation. Agent shall have received evidence reasonably acceptable to it that the Borrower has engaged, at its expense, a national or regional real estate brokerage (e.g., CBRE, JLL Commercial, Cushman & Wakefield) to provide a broker’s opinion of value of all Collateral consisting of Real Property, and Agent has received such opinion of value with respect to such Collateral.

(g) Additional Collateral. Additional Collateral acceptable to Agent in its sole discretion will be available to secure the amount of the Loans (including the applicable Delayed Draw Term Loans).

(h) Evidence of Consignment Inventory. Agent shall have received evidence reasonably satisfactory to Agent, including warehouse receipts, confirming the receipt of scrap inventory by the Borrower of lithium ion batteries consigned under the Borrower’s name, in amounts sufficient for the Borrower and the Loan Parties to produce Qualifying Black Mass in quantities reasonably acceptable to Agent.

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(i) Feedstock Supply Contract. Agent shall have received an executed version of a feedstock supply contract from a major strategic supplier thereof acceptable to the Lenders in their sole discretion, on the one hand and Borrower, on the other hand, on terms that are reasonably acceptable to Agent or, if such contract is not yet executed, an unexecuted version of such contract along with a certificate signed by a Responsible Officer of the Borrower and delivered on the date of the applicable Borrowing that such unexecuted contract is expected by the Borrower to be executed promptly.

(j) Approval of Lenders. Such Borrowing shall have been consented to by the Lenders and the Agent in their sole discretion by a written notice expressly referencing this Section 4.2.

Each Borrowing of Delayed Draw Term Loans shall be accompanied by a certificate of a Responsible Officer certifying as to the matters described in the foregoing clauses (a) through (c).

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, until Payment in Full, the Borrower shall, and shall cause each of its Subsidiaries to:

5.1 Financial Statements. Furnish to Agent (for distribution to each Lender):

(a) not later than 75 days after the end of each fiscal year of the Borrower, commencing with the 2023 fiscal year, a copy of the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case (to the extent available) in comparative form the figures as of the end of and for the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal year as compared to the previous year (to the extent available), and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by the Independent Accountants;

(b) not later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending June 30, 2023), (i) the unaudited consolidated balance sheets of the Borrower as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year (to the extent available), certified by a Responsible Officer as being fairly stated in all material respects (subject to absence of footnotes and normal year-end audit adjustments) and (ii) a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and (to the extent applicable) to the comparable periods of the previous year; and

(c) such other information as Agent or any Lender (through the Agent) may from time to time reasonably request.

All such financial statements delivered pursuant to Section 5.1(a) and 5.1(b) shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Independent Accountants or Responsible Officer, as the case may be, and disclosed therein, and quarterly financial statements shall be subject to normal year-end audit adjustments and need not be accompanied by footnotes).

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5.2 Production Report; Collateral Reporting. Furnish to Agent:

(a) on or before the 20th day following the last day of each calendar month prior to the Commercial Operations Date, a monthly report from the Borrower, in form and substance reasonably acceptable to Agent, describing (1) engineering and procurement progress and the status of engineering deliverables and equipment deliveries to support commencement of production of Black Mass, (2) an updated forecast schedule, discussion of the critical path, and discussion of any activities that are behind schedule and the actions and activities that are being taken to bring such activities back on schedule to produce Black Mass in the quantities required hereby by the Commercial Operations Date, (3) physical progress compared to planned progress and expenditures during such month, (4) cumulative expenditures with respect to Recycling Facility Costs for the current quarter through the end of such month, (5) the Borrower’s then current estimate of Recycling Facility Costs by month until the expected Commercial Operations Date and (6) the Borrower’s then-current estimates of total Recycling Facility Costs anticipated to be incurred prior to the Commercial Operations Date, any projected cost overruns and the anticipated date of the Commercial Operations Date;

(b) within 20 days after the end of each fiscal month (commencing with the fiscal month ending May 31st, 2023), a production report setting forth (i) the quantities, types, grades and locations of feedstock received by the Loan Parties, (ii) the quantities, types, grades and locations of Black Mass and Qualifying Black Mass held by the Loan Parties and (iii) a statement of gross and net production of Black Mass and Qualifying Black Mass and sales proceeds of Black Mass and Qualifying Black Mass, in each case, of the Loan Parties, and together with such other information as Agent may reasonably request;

(c) reports, certifications, engineering studies, environmental assessments or other written material or data reasonably requested by Agent or the Required Lenders, in the event that Agent or the Required Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law or a condition at any Property owned, operated or leased by any Loan Party that could reasonably give rise to a Material Adverse Effect, or if an Event of Default has occurred and is continuing;

(d) prior to any Disposition to any third party anticipated to generate in excess of $100,000 in Net Cash Proceeds, prior written notice of such Disposition, which notice shall (i) describe such Disposition or the nature and material terms and conditions of such transaction and (ii) state the estimated Net Cash Proceeds anticipated to be received by any Loan Party from such Disposition;

(e) promptly upon execution and delivery thereof, true and complete copies of any Specified Material Contracts, and any amendments, modifications, variances, impairments, assignments or waivers in respect of any Specified Material Contracts;

(f) as soon as is practicable following the written request of Agent and in any event within 15 days after the end of each fiscal year (or such longer period as may be agreed by the Agent in its sole discretion), (i) a report outlining all material insurance coverage maintained as of the date of such report by each Loan Party and the duration of such coverage and (ii) an insurance broker’s statement that all premiums then due and payable with respect to such coverage have been paid and confirming that Agent has been named as loss payee or additional insured, as applicable;

(g) upon request by Agent, such other reports and information with respect to the Collateral or the financial condition of the Loan Parties as may be reasonably requested.

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5.3 Certificates; Other Information. Furnish to Agent:

(a) concurrently with the delivery of any financial statements pursuant to Section 5.1(a) and (b), (i) a Compliance Certificate of a Responsible Officer (A) stating that, to such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by such Loan Party, in each case except as specified in such certificate, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default in existence on such date of delivery except as specified in such certificate, and (B) commencing with the fiscal quarter ending June 30, 2023, containing calculations of the financial covenant set forth in Section 6.1 as of the last day of the fiscal quarter most recently ended, (ii) in the case of quarterly and annual financial statements, to the extent not previously disclosed to Agent, in writing, an updated listing of any Real Property or Intellectual Property acquired by any Loan Party (in the case of Intellectual Property, limited to any individual item purchased or otherwise acquired for consideration in excess of $100,000 and consisting of United States registered patents, United States registered trademarks and United States registered copyrights), since the date of the most recent updated list delivered pursuant to this clause (ii) (or, in the case of the first such list so delivered, since the Closing Date) and (iii) authorization to file any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

(b) no later than ten (10) days after the end of each fiscal month of the Borrower, other than the last fiscal month of any fiscal quarter of the Borrower (commencing with the fiscal month ending April 30, 2023) (or such later date in the Agent’s sole discretion), a certificate of a Responsible Officer of the Borrower containing calculations of the financial covenants set forth in Section 6.1 as of the last day of the fiscal month most recently ended;

(c) no later than thirty (30) days after the end of each fiscal quarter of the Borrower, a reasonably detailed consolidated budget for the following four fiscal quarters (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following four fiscal quarters, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be (i) in form and substance reasonably acceptable to the Agent and (ii) accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions believed by such Responsible Officer to be reasonable at the time delivered; provided that the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(d) within five (5) days after any Responsible Officer obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions that, individually or in the aggregate, could reasonably be expected to result in the payment by the Loan Parties in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority has taken action to or may deny any application for an Environmental Permit or other material permit sought by, or revoke or refuse to renew any such Permit held by any Loan Party or condition approval of any such Permit on terms and conditions, in each case, if the effect of any such action, denial, revocation or refusal would have a Material Adverse Effect;

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(e) within five (5) Business Days after receipt thereof by any Loan Party, copies of each final management letter, exception report or similar letter or report received by such Loan Party from its Independent Accountant;

(f) no later than ten (10) Business Days prior to the effectiveness thereof (or such later date as the Agent may agree), copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Constituent Document of any Loan Party (other than any immaterial amendment, supplement, waiver or modification); and

(g) promptly, such additional financial and other information as Agent or any Lender (through Agent) may from time to time reasonably request.

5.4 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Loan Party obligated therefor (to the extent required by GAAP) or (b) the failure to so pay, discharge or satisfy could not reasonably be expected to result in a Material Adverse Effect.

5.5 Maintenance of Existence; Compliance with Obligations, Requirements, etc.

(a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) To the extent not in conflict with this Agreement or the other Loan Documents, comply with all (i) Contractual Obligations and Constituent Documents and (ii) Permits and Requirements of Law, and use its reasonable efforts to cause all employees, crew members, agents, contractors and subcontractors of any Loan Party to comply with all Permits and Requirements of Law as may be necessary or appropriate to enable such Loan Party so to comply, except, in the case of Contractual Obligations, Permits and Requirements of Law, where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.6 Operation and Maintenance of Property.

(a) (i) Keep, preserve and maintain all Property and systems material to the conduct of its business in good working order and condition in accordance with the general practice of other businesses of similar character and size (ordinary wear and tear and casualty events excepted), contractual obligations binding on it and applicable laws, (ii) make periodic overhauls and all needed or appropriate repairs, renewals, replacements, additions, betterments, Capital Expenditures and improvements which are necessary for the Property that it owns or operates to satisfy the requirements of applicable law, governmental authorizations and contractual obligations binding on it and (iii) make all necessary repairs, renewals and replacements so that its business may be property conducted at all times, and adhere to Section 5.10 of this Agreement.

(b) Keep and continue all material leases, estates and interests constituting Real Property and all material contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied.

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(c) Promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all material rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Real Property and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d) Promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its material Properties.

5.7 Insurance. On and after the Closing Date:

(a) Maintain with financially sound and reputable insurance companies insurance on all its Property meeting the requirements of the Guarantee and Security Agreement and in at least such amounts and against at least such risks (but including in any event general liability (including any excess liability policy) of

$6,000,000) as are usually insured against in the same general area by companies engaged in the same or a similar business y in form reasonably acceptable to the Lenders and otherwise in form and substance satisfactory to the Agent.

(b) Name Agent, for the ratable benefit of the Secured Parties, as “lender loss payee” under its casualty loss policies and Agent as “additional insured” on its comprehensive and general liability policies and Borrower must use commercially reasonable efforts to obtain certificates that provide that the policies shall not be canceled, amended or changed without at least 30 days’ (ten days for nonpayment) written notice to Agent.

5.8 Inspection of Property; Books and Records; Discussions.

(a) Keep proper books of records and account in which entries true and correct in all material respects and in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities.

(b) Permit Agent, or any agents or representatives thereof, from time to time during Borrower’s normal business hours, upon five Business Days’ notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (i) go upon, examine, inspect and remain on the Properties of any Loan Party, (ii) during any such visit, inspect and verify the amount, character and condition of any of the Property of any Loan Party, (iii) during any such visit, examine and, at the Loan Parties’ cost and expense, make copies of and abstracts from the records and books of account of any Loan Party, and (iv) discuss the affairs, finances and accounts of any Loan Party with any of their respective officers, directors, employees or Independent Accountants, it being understood that, except as otherwise stated in clause (iii) above, Agent and each Lender will pay the costs and expenses incurred by it in exercising its rights under this Section 5.8(b); provided that Agent shall give the Borrower the opportunity to participate in any discussions with their Independent Accountants; provided further that after the occurrence and during the continuation of an Event of Default, Borrower shall reimburse Agent promptly after a request therefor for the reasonable costs and expenses incurred by it in connection with the exercise of its rights under this Section 5.8(b); provided further that, only Agent on behalf of the Lenders may exercise rights of Agent and the Lenders under this Section 5.8(b) and, unless an Event of Default shall then be continuing, Agent shall not exercise such rights more often than two (2) times during any calendar year.

(c) At the request of Agent, authorize the Independent Accountants of Borrower to disclose to Agent or any Lender any and all financial statements and other information of any kind, as Agent or any Lender reasonably requests, from Borrower and which the Independent Accountants may have with respect to the business, financial condition, results of operations or other affairs of any Loan Party.

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5.9 Notices. Promptly, and in any event within three Business Days after any Responsible Officer obtains knowledge thereof, give notice to Agent (for distribution to each Lender) of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default (or alleged default) under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding which exists at any time between any Loan Party and any Governmental Authority, that in case of clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect;

(c) any other litigation or proceeding affecting any Loan Party in which the damages claimed are not covered by insurance is $1,000,000 or more or in which injunctive or similar relief is sought;

(d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

(e) the audit or examination of any United States federal income Tax Return of any Loan Party, the receipt by any Loan Party of written notice of any such audit or examination or the receipt of a written assertion of any claim for taxes against any Loan Party in respect of any such return, in each case where a material amount is at stake.

Each notice pursuant to this Section 5.9 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action any Loan Party proposes to take with respect thereto.

5.10 Environmental Laws.

(a) Comply in all material respects with, and ensure compliance in all material respects at any material Property owned, leased or operated by any Loan Party by all tenants, subtenants, lessees, sub-lessees, operators and contractors, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain and comply in all material respects with and maintain, and ensure that all tenants, subtenants, lessees, sub-lessees, operators and contractors obtain and comply in all material respects with and maintain, any and all Environmental Permits required by applicable Environmental Laws with respect to any material Property owned, leased or operated by any Loan Party.

(b) Conduct and complete all investigations, studies, sampling and testing, and all reporting, investigative, remedial, removal and other actions required of any Loan Party under Environmental Laws as a result of a release of or the discovery of Materials of Environmental Concern, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

(c) Unless the Agent has waived in its sole discretion, not later than five Business Days prior to the closing of any acquisition of Real Property by a Loan Party (or such longer period as may be agreed by the Agent) for which Borrower reasonably believes that liability of any Loan Party for environmental remediation potentially associated with the ownership or operation of all such Real Property is expected to exceed a Material Environmental Amount, deliver to Agent an environmental report covering such Real Property to be acquired.

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(d) Promptly, but in no event later than five days of the occurrence of a triggering event, notify Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any demand or threatened lawsuit by any landowner or other third party against any Loan Party or its Properties of which any Loan Party has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if any Loan Party reasonably anticipates that such action, investigation, inquiry, demand or threatened lawsuit may result in liability (whether individually or in the aggregate) in excess of the Material Environmental Amount.

(e) Establish and implement such procedures as may be necessary to determine and assure that the obligations of each Loan Party under this Section 5.10 are timely and fully satisfied.

(f) With respect to all environmental, health and safety related matters concerning its assets or their operations, allocate appropriate and necessary resources and measures consistent with best industry practices necessary to maintain ongoing compliance with relevant occupational safety standards, Environmental Laws, Environmental Permits or other Requirement of Law, and to promptly rectify and resolve deficiencies as they may be recognized.

5.11 Collateral Matters.

(a) Commencing on the Closing Date, Borrower shall, and shall cause each other Loan Party to grant to Agent an Acceptable Security Interest in the Material Real Property within the time periods required by this Agreement. Notwithstanding the foregoing, Agent shall subordinate such Acceptable Security Interest in such Collateral as is necessary to grant to the United States government or agency thereof a first priority lien on assets required by the government or agency thereof in connection with any financing in excess of $10,000,000 being provided by such United States government or agency thereof, so long as the terms of such financing are consented to by Agent, such consent not to be unreasonably conditioned, delayed or withheld. Upon any such subordination the applicable interest rate on any Loans will increase by 3.0% so long as such subordination is in effect.

(b) With respect to any Property of Borrower and its Subsidiaries as to which Agent, for the benefit of the Secured Parties, does not have an Acceptable Security Interest (other than any Real Property not owned by a Loan Party and Excluded Assets) that is or is intended to constitute Collateral, (x) with respect to any Property (including any real or personal property) intended to constitute Collateral pursuant to the requirement for the Borrower or its Subsidiaries to deliver additional Collateral to the Agent in accordance with Section 4.2(f) in connection with any Borrowing of Delayed Draw Term Loans, on or prior to the applicable date of Borrowing of such Delayed Draw Term Loans, and (y) with respect to any other Property not described in clause (x), within thirty (30) days after written reasonable request from Agent, the Borrower shall, and shall cause each other Loan Party to:

(i) execute and deliver to Agent such Security Documents or amendments to Security Documents and, if applicable, take all actions, including without limitation, the filing of any financing statements or Mortgages, as Agent requests in writing and deems necessary or advisable to grant to Agent, for the benefit of the Secured Parties, an Acceptable Security Interest in such Property,

(ii) unless waived by Agent in its sole discretion, fully paid American Land Title Association or equivalent lender’s title insurance policies or marked up unconditional binder for such insurance (the “Mortgage Policies”) in form and substance reasonably requested by the Agent, with endorsements reasonably requested by the Agent, in amounts reasonably acceptable to the Agent (not to exceed 110% of the fair market value of the additional Mortgaged Property covered thereby and subject to any tie-in coverage available), issued, coinsured and reinsured by title insurers reasonably acceptable to the Agent;

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(iii) unless waived by Agent in its sole discretion, American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Agent by a land surveyor duly registered and licensed in the state in which the property described in such surveys is located and reasonably acceptable to the Agent; provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and is sufficient for the title company issuing such Mortgage Policy to remove the general survey exception and issue the survey related endorsements without the need for such new or updated surveys;

(iv) unless waived by Agent in its sole discretion, customary opinions of local counsel to the Loan Parties in jurisdictions in which such Material Real Property is located, with respect to the enforceability and perfection of the Mortgages and, if applicable any related fixture filings, in form and substance reasonably satisfactory to the Agent;

(v) unless waived by Agent in its sole discretion, customary opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Agent;

(vi) evidence that all other actions reasonably requested by the Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage or the other Security Documents, have been taken; and

(vii) evidence that all documented and invoiced fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp mortgage and intangible taxes and title search.

(c) With respect to any new Subsidiary created or acquired by any Loan Party or otherwise becoming a Subsidiary after the Closing Date, the Borrower shall, and shall cause each other Loan Party (A) on the Acquisition Date (or such later date as the Borrower and Agent may so agree) with respect to Aqua Metals Transfer, LLC and (B) within thirty (30) days (or such later date as the Borrower and Agent may so agree) of such creation, acquisition or becoming a Subsidiary, in each case, cause such new Subsidiary to become a party to the Guarantee and Security Agreement and any other applicable Security Documents.

5.12 Reserved.

5.13 Use of Proceeds. Use the proceeds of the Loan only for the purposes specified in Section 3.18.

5.14 Patriot Act Compliance. Provide such information and take such actions as are reasonably required and requested in writing by Agent or any Lender in order to assist Agent and Lenders with compliance with the Patriot Act in relation to this Agreement or the other Loan Documents.

5.15 Further Assurances.

(a) From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other Property hereafter acquired by any Loan Party, which may be deemed to be part of the Collateral) pursuant hereto or thereto.

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(b) Upon the exercise by Agent or (subject to Section 8.10(c)) any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, promptly following request by Agent or such Lender, execute and deliver, or cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Agent or such Lender has requested and is required to obtain from any Loan Party for such governmental consent, approval, recording, qualification or authorization.

(c) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 6.3 that arise by operation of law and other Liens permitted under Section 6.3(e) or (f)) is asserted against a Mortgaged Property, promptly and at its expense, give Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to Agent.

5.16 Reserved.

5.17 Company Policies. The Borrower will promptly provide to the Agent for review and comment any material revisions to the Company Policies and consider in good faith all comments of the Agent prior to revising such Company Policies.

5.18 Post-Closing Covenant.

(a) Within ten (10) Business Days after the Closing Date (or such later date in the Agent’s sole discretion), Agent shall have received copies of all relevant insurance policies (which insurance shall be for such amounts, against such risk, covering such liabilities and with such deductibles or self-insured retentions as are acceptable to Agent), satisfying the requirements of Section 5.7(b) and otherwise reasonably satisfactory to Agent, naming Agent, for the ratable benefit of the Secured Parties, as “lender loss payee” under its property loss policies and as “additional insured” on its comprehensive and general policies.

(b) Within fifteen (15) Business Days after the Closing Date (or such later date in the Agent’s sole discretion), Agent shall have received a broker’s opinion of value from a national or regional real estate brokerage (e.g., CBRE, JLL Commercial, Cushman & Wakefield) relating to all Collateral consisting of Real Property at such time.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower hereby agrees that, until Payment in Full, the Borrower shall not, and shall not permit any of its Subsidiaries (as applicable) to, directly or indirectly:

6.1 Financial Condition Covenants.

(i) Permit the Debt Service Coverage Ratio as of the last day of each fiscal month (commencing with the fiscal month in which the Initial Monthly Payment Date occurs) to be less than 1.25:1.00.

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(ii) Permit the Total Net Debt to Capitalization Ratio, as of the last day of any fiscal month of the Borrower (commencing with the fiscal month ending May 31, 2023), expressed as a percentage, to exceed 100% at any time.

(iii) Permit the amount of Unrestricted Cash held by the Loan Parties to be less than $1,500,000.

6.2 Indebtedness. Create, incur, assume, issue, guaranty or suffer to exist any Indebtedness, except for the following (“Permitted Indebtedness”):

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness (x) set forth on Schedule 6.2(b) and (y) of Borrower to any Subsidiary Guarantor and of any Wholly Owned Subsidiary Guarantor to Borrower or any other Subsidiary Guarantor;

(c) Indebtedness incurred with respect to Capital Leases to finance the acquisition, lease, construction or improvement of Property not constituting Collateral in an aggregate amount for all Capital Leases and purchase money Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding;

(d) Guarantee Obligations made in the ordinary course of business by Borrower or any of their Subsidiaries of obligations of Borrower or any Subsidiary Guarantor; provided that such Guarantee Obligations made by Borrower of any of their Subsidiaries of obligations of Borrower or any Subsidiary Guarantor shall be subordinated to the Indebtedness under the Loan Documents to the extent that the underlying Indebtedness that is being guaranteed is subordinated to or is required to be subordinated to the Indebtedness under the Loan Documents pursuant to this Section 6.2;

(e) obligations for taxes payable that are not overdue or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the applicable Loan Party or Subsidiary to the extent required by GAAP;

(f) other Indebtedness in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

(g) Indebtedness that is secured by assets of any Loan Party that does not constitute Collateral in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

(h) Indebtedness associated with workers’ compensation claims, performance, bid or surety or similar bonds or surety obligations in connection with the operation by the Loan Parties of its business in the ordinary course of business; and

(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business.

6.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the applicable Loan Party or Subsidiary to the extent required by GAAP;

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(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the applicable Loan Party or Subsidiary to the extent required by GAAP; provided that at no time shall such sums being contested exceed $2,000,000 in the aggregate;

(c) Liens incurred in connection with workers’ compensation, payroll taxes, health, disability, unemployment insurance and other social security legislation;

(d) deposits by or on behalf of Borrower or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, performance bonds and other obligations of a like nature incurred in the ordinary course of business so long as the aggregate amount of such deposits at any one time does not exceed $250,000;

(e) Liens securing Indebtedness of Borrower or any of its Subsidiaries incurred pursuant to Section 6.2(c) to finance the acquisition, construction or improvement of fixed or capital assets, provided that (i) such Liens and the Indebtedness secured thereby shall be created substantially simultaneously with the acquisition, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto), (iii) the amount of Indebtedness secured thereby is not increased except to the extent permitted by Section 6.2(c) and (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price or cost of construction or improvement of such fixed or capital asset;

(f) Liens created pursuant to the Loan Documents;

(g) the interest or title of a lessor under any lease (other than Capital Leases) entered into by any Loan Party or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(h) Liens securing Indebtedness arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Loan Party to provide collateral to the depository institution;

(i) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves are maintained to the extent required by GAAP;

(j) Liens arising from UCC financing statement filings regarding operating leases entered into in the ordinary course of business covering only the Property under such lease;

(k) judgment and attachment Liens not giving rise to an Event of Default under Section 7.1(g);

(l) Liens, titles and interests of licensors of software and other intangible personal Property licensed by such licensors to any Loan Party or Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such Property and such Loan Party’s or Subsidiary’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such Property and to which such Loan Party’s or Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Indebtedness of any Loan Party or any Subsidiary and do not encumber Property of any Loan Party or any Subsidiary other than the Property that is the subject of such licenses; and

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(m) other Liens on Property not constituting Collateral that are not otherwise permitted under the preceding provisions of this Section 6.3 securing obligations in an aggregate outstanding principal amount not to exceed $1,000,000;

notwithstanding any exception or basket, there shall be no Liens on the Recycling Facility unless such Liens are permitted under clauses (b), (h), (i), (k) or (m).

6.4 Fundamental Changes. Merge, consolidate, restructure or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), Dispose of all or substantially all of its Property or business or, solely with respect to a Loan Party, without at least ten (10) days’ prior written notice to Agent (or such later date in the Agent’s sole discretion), amend, modify or otherwise change its legal name, jurisdiction of organization, organizational identification number or FEIN, except that, if no Default or Event of Default shall have occurred and be continuing:

(a) any Subsidiary of Borrower may be merged or consolidated with or into Borrower (provided that Borrower shall be the continuing or surviving entity) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) such Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and Borrower shall comply with Section 5.12 in connection therewith);

(b) any Subsidiary of Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any Wholly Owned Subsidiary Guarantor;

(c) the Capital Stock of any Subsidiary may be transferred to Borrower or any other Wholly-Owned Subsidiary Guarantor;

(d) any Subsidiary of Borrower may liquidate, wind up or dissolve if Borrower determines in good faith that such liquidation, winding up or dissolution is in the best interests of itself and its Subsidiaries and is not materially disadvantageous to the Lenders;

(e) any Subsidiary may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.5.

6.5 Disposition of Property. Dispose of any of its Property (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary’s Capital Stock (including pursuant to any merger, consolidation, restructuring, recapitalization, reorganization or amalgamation) to any Person, except:

(a) Dispositions of property that is obsolete, worn out, uneconomic and disposed of in the ordinary course of business or no longer necessary for the business of the Loan Parties or is replaced by Property of at least comparable value and use;

(b) subject to the language at the end of this Section 6.5, Dispositions of Real Property or other Property that does not constitute Collateral;

(c) Dispositions permitted by Section 6.4(b);

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(d) the sale or issuance of any Subsidiary’s Capital Stock to Borrower or any Wholly Owned Subsidiary Guarantor;

(e) the sale of inventory (including Black Mass sold as produced) which is sold in the ordinary course of business on ordinary trade terms;

(f) Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto;

(g) Dispositions of funds collected for the beneficial interest of, or of the interests owned by, royalty, overriding royalty or working interest owners;

(h) subject to Section 5.16 of the Guarantee and Security Agreement, sales, assignments, conveyances, transfers or other dispositions of Property between or among Loan Parties;

(i) the Disposition of Cash Equivalents or cash in the ordinary course of business;

(j) the sale, transfer, lease, or other Disposition of Property to a Loan Party or among Loan Parties; and

(k) lapse, abandonment or other Disposition of Intellectual Property, that is in the reasonable business judgment of Borrower, no longer used or useful in the conduct of its business or otherwise uneconomical to prosecute or maintain;

notwithstanding any exception or basket herein, in no event shall the Loan Parties Dispose of the Recycling Facility (except for a sale and leaseback of the Recycling Facility).

6.6 Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Loan Party, or make or offer to make any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent) or other charges on, or effect any repurchase, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness (other than the Obligations) of any Loan Party (the payments or other transactions described in this Section 6.6 collectively, “Restricted Payments”), except that any Subsidiary may make Restricted Payments to Borrower or any Subsidiary Guarantor ratably with respect to its Capital Stock.

6.7 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Loan Party) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Loan Party that is party to such transaction and (c) upon fair and reasonable terms no less favorable to such Loan Party than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the foregoing shall not prohibit (i) issuances of Capital Stock not prohibited by this Agreement, (ii) any Restricted Payment permitted by Section 6.6 or any Investment permitted by Section 6.8 or (iii) employment, bonus, retention and severance arrangements with, and payments of compensation or benefits or directors’ fees to or for the benefit of, current or former employees, consultants, officers, managers or directors of any Loan Party or Subsidiary in the ordinary course of business.

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6.8 Sale and Leaseback. Enter into any sale and leaseback transaction with respect to any Material Real Property.

6.9 Changes in Fiscal Periods. Permit the fiscal year of any Loan Party to end on a day other than June 30 or change the method of determining its fiscal year for any Loan Party.

6.10 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Security Agreement, other than (a) this Agreement and the other Loan Documents, (b) in the case of Borrower or any Subsidiary Guarantor, any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) prohibitions, restrictions and conditions imposed by any Governmental Authority, (d) customary prohibitions, restrictions and conditions contained in agreements relating to the sale, transfer or other disposition of any Property pending such sale, transfer or other disposition and (e) customary restrictions in leases, subleases or similar agreements so long as such restrictions related to the Property subject thereto or to customary provisions in contracts restricting the assignment thereof.

6.11 Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, any Loan Party, (b) make investments in any Loan Party or (c) transfer any of its assets to any Loan Party, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restrictions in the ordinary course of business that arise in connection with any Permitted Lien and relate to the property subject to such Lien, (iv) any negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.2(c) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness and the proceeds and products thereof, (v) any provisions restricting assignment of any agreement entered into in the ordinary course of business and (vi) any restrictions that apply by reason of any applicable laws, rule, regulation or order or are required by any Governmental Authority having jurisdiction over any Loan Party or any of its Subsidiaries.

6.12 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for (a) the procurement, production, sale and marketing of battery metals and materials and other Black Mass, (b) research and development of technologies related to battery metals and materials; (c) the construction and operation of waste storage facilities, and (d) the exploration and processing of primary metals, and (e) activities reasonably incidental, complementary or relating to clauses (a) through (d).

6.13 ERISA Plans. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (a) adopt, maintain, contribute to, or incur any liability with respect to, any ERISA Plan or (b) have an ERISA Affiliate.

6.14 Hedging Agreements. Enter into, or suffer to exist, any Hedging Agreement other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which any Loan Party is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledge that a Hedging Agreement entered into for speculative purposes or of a speculative nature is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

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6.15 New Subsidiaries. Acquire, form, incorporate or organize any Subsidiary or permit to exist any Subsidiary (a) having any Capital Stock that is not wholly owned by Borrower directly or through other Wholly-Owned Subsidiaries or (b) that is not a Guarantor within the time period required by Section 5.12.

6.16 Use of Proceeds. Use or permit the use of all or any portion of the proceeds of the Loan for any purpose other than as permitted pursuant to Section 5.13.

6.17 Amendments to Certain Documents and Agreements.

(a) amend, modify or otherwise change, or permit any amendment, modification, or other change to (pursuant to a waiver or otherwise) or a consent to the Marketing Agreement in a manner that is adverse to the Agent or the Lenders; or

(b) amend, modify or otherwise change, or permit any amendment, modification, or other change to (pursuant to a waiver or otherwise) or a consent to any Material Contract (other than the Marketing Agreement) in a manner that is materially adverse to the Agent or the Lenders; or

(c) amend, modify or otherwise change, or permit any amendment, modification or other change to (pursuant to a waiver or otherwise), any of its Constituent Documents (including by the filing or modification of any certificate of designation, or any agreement or arrangement (including any shareholders’ agreement) entered into with respect to any of its Capital Stock), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such agreements or arrangements that could not reasonably be expected to materially and adversely affect any right, privilege or interest of Agent or the Lenders under the Loan Documents or in the Collateral.

6.18 Company Policies. Adopt, amend, modify or supplement any Company Policy in any manner that would be likely to have an adverse effect on Agent of any Lender without the prior written consent of the Agent (such consent not to be unreasonably conditioned, withheld or delayed).

6.19 Black Mass Production. Fail to produce, over the previous three (3) month period (commencing with the first day of the month that is four (4) months after the Commercial Operations Date), no less than 300 metric tons of Qualifying Black Mass in the aggregate during any such trailing three (3) month period.

ARTICLE VII

EVENTS OF DEFAULT

7.1 Events of Default. If any of the following events shall occur and be continuing:

(a) Borrower or any other Loan Party shall fail to pay (i) any principal or interest of any Loan when due or (ii) any fee or any other Obligation (other than as described in clause (i)) within five (5) days after being due; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

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(c) Any Loan Party shall default in the observance or performance of any agreement contained in Sections 5.5(a) (solely with respect the Loan Parties’ and their Subsidiaries’ existence), 5.7(b), 5.9(a), 5.11, 5.16 or 5.18, Article VI or an “Event of Default” under and as defined in a Mortgage shall have occurred and be continuing; or

(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7.1), and such default shall continue unremedied for a period of 30 days after the earlier the date on which (x) any Responsible Officer of a Loan Party becomes aware of such failure and (y) written notice by Agent or any Lender is received by Borrower; or

(e) Any Loan Party shall (i) be in default in the making of any payment of any principal or interest of any Indebtedness (including any Guarantee Obligation, but excluding the Loan and other Obligations) after passage of any notice and any cure period; or (ii) be in default, after passage of any applicable notice and cure period, in the observance or performance of any other agreement or condition relating to any such Indebtedness (including any Guarantee Obligation but excluding the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, in each case, after giving effect to any applicable grace period; provided that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $500,000; or

(f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or substantially all of its assets, or such Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) One or more final judgments or decrees shall be entered against any Loan Party involving for the Loan Parties taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

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(h) (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 9.16), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; (ii) as a result of action taken or omitted to be taken by any Loan Party, Agent shall fail to have an Acceptable Security Interest in a material portion of the Collateral, which failure is not remedied within five days after notice thereof to Borrower from Agent; (iii) or any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document; or

(i) The guarantee contained in Article 2 of the Guarantee and Security Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 9.16), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(j) any Specified Material Contract or Relevant Material Contract is terminated (except at the end of its term and not a result of any default thereunder) or (ii) any counterparty to a Relevant Material Contract shall materially breach, or be in material default (beyond any applicable grace or cure periods) under, or shall repudiate any such Relevant Material Contract; provided that there shall be no Event of Default under this Section 7.1(j) if the applicable Loan Party executes and delivers a Replacement Material Contract within sixty (60) days of any termination, breach, default or repudiation that would otherwise give rise to an Event of Default under this Section 7.1(j); or

(k) the MIPA or the Marketing Agreement is terminated (except at the end of its term and not as a result of a default thereunder) or Borrower or any Loan Party will be in default in any material way of its obligations under the MIPA (beyond any applicable notice and cure period) or shall repudiate the MIPA (or any material terms thereof).

(l) the Commercial Operations Date shall not have occurred on or prior to November 17, 2023; or

(m) any “event of default” termination event or similar or equivalent event shall have occurred under the Marketing Agreement;

(n) After the Acquisition Date, any Event of Abandonment shall occur; or

(o) a Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default (x) specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower or (y) specified in paragraphs (k) or (l) above, in each case, the Commitments shall immediately automatically terminate and the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, Agent may, or upon the request of the Required Lenders, Agent shall, by notice to Borrower, declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Notwithstanding anything to the contrary in this Section 7.1, an Event of Default shall not have deemed to occur after the Closing Date and prior to the Acquisition Date if such Event of Default has occurred solely because of the fact that the Aqua Metals Acquisition has not yet occurred during such period; provided, that, if such Event of Default is continuing after the Acquisition Date, then such Event of Default is deemed to have occurred and be continuing on the Acquisition Date.

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7.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent and (subject to Section 8.10(c)) the Lenders shall be entitled to exercise any and all remedies available under the Security Documents or otherwise available under applicable law or otherwise.

ARTICLE VIII

THE AGENT

8.1 Appointment. Each Lender hereby irrevocably designates and appoints Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.

8.2 Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person (INCLUDING SUCH PERSON’S OWN NEGLIGENCE) under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer or manager thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

8.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, email, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 9.7 and all actions required by Section 9.7 in connection with such transfer shall have been taken. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loan.

8.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent shall have received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent shall receive such a notice, Agent shall give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys in fact or affiliates have made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its portion of the Loan hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys in fact or affiliates.

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8.7 Indemnification. THE LENDERS AGREE TO INDEMNIFY AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY ANY LOAN PARTY AND WITHOUT LIMITING THE OBLIGATION OF ANY LOAN PARTY TO DO SO), RATABLY ACCORDING TO THEIR RESPECTIVE AGGREGATE EXPOSURE PERCENTAGES IN EFFECT ON THE DATE ON WHICH INDEMNIFICATION IS SOUGHT UNDER THIS SECTION 8.7 (OR, IF INDEMNIFICATION IS SOUGHT AFTER THE DATE UPON WHICH THE COMMITMENTS SHALL HAVE TERMINATED AND THE LOAN SHALL HAVE BEEN PAID IN FULL, RATABLY IN ACCORDANCE WITH SUCH AGGREGATE EXPOSURE PERCENTAGES IMMEDIATELY PRIOR TO SUCH DATE), FOR, AND TO SAVE AGENT HARMLESS FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER THAT MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING THE PAYMENT OF THE LOAN) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF, THE COMMITMENTS, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING (INCLUDING AGENT’S OWN NEGLIGENCE); PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS THAT ARE FOUND BY A FINAL AND NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED SOLELY AND PROXIMATELY FROM AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT OF POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT AGENT IS NOT REIMBURSED FOR SUCH BY BORROWER. The agreements in this Section 8.7 shall survive the payment of the Loan and all other amounts payable hereunder.

8.8 Agent in its Individual Capacity. Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though Agent were not Agent. With respect to its portion of the Loan made or renewed by it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include Agent in its individual capacity.

8.9 Successor Agent. Agent may resign as Agent upon 10 days’ notice to the Lenders and Borrower. If Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders (and the Affiliates of any of the Lenders) a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loan. If no successor agent has accepted appointment as Agent by the date that is 10 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring Agent’s resignation as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

8.10 Collateral Matters.

(a) Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 9.16.

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(b) Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents. Agent is further authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action (other than enforcement actions requiring the consent of, or request by, the Required Lenders as set forth in Section 7.1 above) in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable legal requirements. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this Section 8.10(b).

(c) Notwithstanding anything contained in any of the Loan Documents to the contrary, Borrower, Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee Obligations, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Agent on behalf of the Secured Parties in accordance with the terms hereof. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this Section 8.10(c).

ARTICLE IX

MISCELLANEOUS

9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party that is party to the relevant Loan Document may, or (with the written consent of the Required Lenders) Agent and each Loan Party that is party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly and adversely affected thereby;

(ii) amend, modify or waive any provision of this Section 9.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or (except as specified in Section 9.16) release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their Guarantee Obligations under the Guarantee and Security Agreement, in each case without the consent of all Lenders;

(iii) amend, modify or waive any provision of Article VIII or any other provision of any Loan Document affecting the rights, duties and obligations of Agent without the consent of Agent;

(iv) amend, modify or waive the pro rata provisions of Section 2.11 without the consent of each Lender directly and adversely affected thereby; or

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(v) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 9.7.

Any such waiver and any such amendment, supplement or modification shall be binding upon the Loan Parties, the Lenders, Agent and all future holders of the Loan. In the case of any waiver, the Loan Parties, the Lenders, Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 9.1; provided, however, that delivery of an executed signature page of any such instrument by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart thereof.

9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, (a) in the case of Borrower or Agent, as follows, (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address or electronic mail address as such party may hereafter notify the other parties hereto:

Borrower	American Battery Technology Company
100 Washington Street, Suite #100 Reno, Nevada 89503

Attention:	Ryan Melsert, Chief Executive Officer
Email: rmelsert@batterymetals.com

with a copy to (which copy shall not constitute notice):	Bret Meich, General Counsel
Email: bmeich@batterymetals.com

Agent:	Mercuria Investments US, Inc.
20 Greenway Plaza, Suite 650 Houston, TX 77046 Attention: Legal Department Email: asalese@mercuria.com

with a copy to (which copy shall not constitute notice):	Sidley Austin LLP
1000 Louisiana Street, Suite 6000 Houston, TX 77002 Attention: Daniel Allison Email: dallison@sidley.com provided that any notice, request or demand to or upon Agent or any Lender shall not be effective until received.

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Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by Agent and the applicable Lender. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Agent hereby agrees to accept notices hereunder (including notices pursuant to Section 2.3) by electronic mail in portable document format (.pdf).

9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan and other extensions of credit hereunder until Payment in Full.

9.5 Payment of Expenses. Borrower agrees to

(a) pay or reimburse Agent within 10 days of written demand for all of its reasonable out-of- pocket costs and expenses incurred in connection with the continuing diligence review of the Loan Parties and the development, preparation and execution of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements and other charges of counsel and consultants to Agent (but limited, in the case of legal fees and expenses, to one external counsel for Agent and, if reasonably required by Agent, one firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions), and, solely in the case of an actual or perceived conflict of interest where the affected Person(s) informs Borrower of such conflict, one additional external counsel for each group of similarly situated affected Person(s), taken as a whole, and, if reasonably required by such affected Person(s), one firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for each group of similarly situated affected Person(s), taken as a whole) and the charges of Intralinks (it being agreed that in no event will amounts to be paid or reimbursed by Borrower under this clause (a) exceed $300,000); and

(b) pay or reimburse each Lender and Agent on demand for any of their future respective costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to each Lender and of counsel to Agent.

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9.6 Indemnification; Waiver.

(a) BORROWER SHALL INDEMNIFY, AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND EACH MEMBER, PARTNER, OFFICER, DIRECTOR, EMPLOYEE, ADVISOR, REPRESENTATIVE, AGENT, ATTORNEY-IN-FACT AND AFFILIATE OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY BORROWER OR ANY SUBSIDIARY OF BORROWER ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR, IN THE CASE OF AGENT (AND ANY SUB-AGENT, MEMBER, PARTNER, OFFICER, DIRECTOR, EMPLOYEE, ADVISOR, REPRESENTATIVE, AGENT, ATTORNEY-IN-FACT AND AFFILIATE THEREOF), THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (II) ANY AND ALL RECORDING AND FILING FEES AND ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, STAMP, EXCISE AND OTHER TAXES, IF ANY, WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF, OR CONSUMMATION OR ADMINISTRATION OF ANY OF THE TRANSACTIONS CONTEMPLATED BY, OR ANY AMENDMENT, SUPPLEMENT OR MODIFICATION OF, OR ANY WAIVER OR CONSENT UNDER OR IN RESPECT OF, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY FOR THE ACCOUNT OF BORROWER OR ANY OF ITS SUBSIDIARIES, (IV) THE USE BY UNAUTHORIZED PERSONS OF INFORMATION OR OTHER MATERIALS SENT THROUGH ELECTRONIC, TELECOMMUNICATIONS OR OTHER INFORMATION TRANSMISSION SYSTEMS THAT ARE INTERCEPTED BY SUCH PERSONS OR (V) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY BORROWER OR ANY GUARANTOR, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; (ALL THE FOREGOING IN THIS CLAUSE (a), COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNITEE WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARE FOUND BY A FINAL AND NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNAUTHORIZED PERSONS OF INFORMATION OR OTHER MATERIALS SENT THROUGH ELECTRONIC, TELECOMMUNICATIONS OR OTHER INFORMATION TRANSMISSION SYSTEMS THAT ARE INTERCEPTED BY SUCH PERSONS. NO PARTY HERETO SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE LOAN.

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(b) WITHOUT LIMITING THE FOREGOING, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AGREES NOT TO ASSERT AND TO CAUSE ITS SUBSIDIARIES NOT TO ASSERT, AND HEREBY WAIVES AND AGREES TO CAUSE ITS SUBSIDIARIES SO TO WAIVE (I) ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY ADVANCE OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF AND (II) ANY OTHER RIGHTS OF RECOVERY WITH RESPECT TO ALL CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS AND EXPENSES OF WHATEVER KIND OR NATURE, UNDER OR RELATED TO ENVIRONMENTAL LAWS, THAT ANY OF THEM MIGHT HAVE BY STATUTE OR OTHERWISE AGAINST ANY INDEMNITEE.

(c) ALL AMOUNTS DUE UNDER THIS SECTION 9.6 SHALL BE PAYABLE NOT LATER THAN TEN DAYS AFTER WRITTEN DEMAND THEREFOR (ACCOMPANIED BY REASONABLE BACK-UP DOCUMENTATION RELATING THERETO). STATEMENTS REFLECTING AMOUNTS PAYABLE BY BORROWER PURSUANT TO THIS SECTION 9.6 SHALL BE SUBMITTED TO BORROWER AT THE ADDRESS OF BORROWER SET FORTH IN SECTION 9.2, OR TO SUCH OTHER PERSON OR ADDRESS AS MAY BE HEREAFTER DESIGNATED BY BORROWER IN A NOTICE TO AGENT. THE AGREEMENTS IN THIS SECTION 9.6 SHALL SURVIVE REPAYMENT OF THE LOAN AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

9.7 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, Agent, all future holders of the Loan and their respective successors and assigns, except that Borrower may not assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of Agent and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void).

(b) Any Lender may, without the consent of Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any portion of the Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of such portion of the Loan for all purposes under this Agreement and the other Loan Documents, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 9.1. Borrower agrees that if amounts outstanding under this Agreement and the Loan are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.8(a) as fully as if such Participant were a Lender hereunder. Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.12 with respect to its participation in the Commitments and the Loan outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.12, such Participant shall have complied with the requirements of Section 2.12, and; provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments or the Loan or other obligations under this Agreement (the “Participant Register”). Each Lender shall disclose the Participant Register to the Loan Parties to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Treasury regulation Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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(c) Any Lender (an “Assignor”) may, without the consent of any Loan Party, in accordance with applicable law and upon written notice to Agent, at any time and from time to time assign to any Lender or any affiliate or Related Fund thereof or, with the consent of Borrower and Agent (which, in each case, shall not be unreasonably withheld, conditioned or delayed) (provided that the consent of Borrower need not be obtained at any time when any Event of Default shall have occurred and be continuing), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H (an “Assignment and Acceptance”), executed by such Assignee and such Assignor (and, where the consent of Borrower or Agent is required pursuant to the foregoing provisions, by Borrower and Agent, as applicable) and delivered to Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by Borrower and Agent, and provided, further, that the Assignor or Assignee has paid to Agent a processing and recordation fee in the amount of $3,500.00 (which fee may be waived or reduced in the sole discretion of Agent), provided, however, that only one such fee shall be payable in the case of concurrent assignments to Persons that, after giving effect to such assignments, will be Related Funds. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments or the Loan as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.11 and 9.5 in respect of the period prior to such effective date). For purposes of the minimum assignment amounts set forth in this Section 9.7(c), multiple assignments by two or more Related Funds shall be aggregated.

(d) Agent shall, on behalf of Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Loan owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of its portion of the Loan and any Note evidencing such portion of the Loan recorded therein for all purposes of this Agreement. Any assignment of the Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such portion of the Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by Agent to Borrower marked “canceled”. The Register shall be available for inspection by Borrower or any Lender (with respect to any entry relating to such Lender’s Loan) at any reasonable time and from time to time upon reasonable prior notice.

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(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.7(c), by each such other Person), Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Borrower. On or prior to such effective date, Borrower, at its own expense, upon request, shall execute and deliver to Agent (in exchange for the applicable Note, if any, of the assigning Lender) a new Note or Notes to the order of such Assignee in an amount equal to the Commitment or Loan assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Commitment or Loan, as the case may be, upon request, a new Note or Notes to the order of the Assignor in an amount equal to the Commitment or Loan, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.7 concerning assignments of Loan and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in the Loan and Notes, including any pledge or assignment by a Lender of its portion of the Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to Agent and Borrower, the option to provide to Borrower all or any part of the Loan that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make the Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of the Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of the Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 9.7(g), any SPV may (x) with notice to, but without the prior written consent of, Borrower and Agent and without paying any processing fee therefor, assign all or a portion of its interests in the Loan to the Granting Lender, or with the prior written consent of Borrower and Agent (which consent shall not be unreasonably withheld, conditioned or delayed) to any financial institutions providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of the Loan, and (y) disclose on a confidential basis any non-public information relating to its portion of the Loan to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV; provided that non-public information with respect to Borrower may be disclosed only with Borrower’s consent which will not be unreasonably withheld, conditioned or delayed. This Section 9.7(g) may not be amended without the written consent of any SPV with the Loan outstanding at the time of such proposed amendment.

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9.8 Adjustments; Set off.

(a) If any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 7.1, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loan or Commitment to any assignee or participant.

(b) In addition to any rights and remedies of the Agent, the Lenders (or any affiliates thereof) or any Mercuria Party provided by law, if an Event of Default shall have occurred and be continuing, Agent, each Lender and any Mercuria Party shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount (i) any and all deposits (general or special, time or demand, provisional or final) and (ii) against the amount owing by the Borrower or any other Loan Party pursuant to the Marketing Agreement (including, without limitation, the Invoice Deduction), in each case, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time, if applicable, held or owing by Agent, such Lender or such Mercuria Party (or any branch or agency of any of the foregoing) to or for the credit or the account of Borrower. The Agent, such Lender or such Mercuria Party, as applicable, agrees to notify promptly Borrower and Agent after any such setoff and application made by Agent, such Lender or such Mercuria Party, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and Agent.

9.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11 Integration; Construction.

(a) This Agreement and the other Loan Documents represent the entire agreement of Borrower, Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

(b) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

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9.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

9.13 Submission To Jurisdiction; Waivers.

(a) The Borrower hereby irrevocably and unconditionally:

(i) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof pursuant to Section 5- 1402 of the New York General Obligations Law;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 9.2 or at such other address of which Agent shall have been notified pursuant thereto; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PERSON MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE LOAN DOCUMENTS ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

9.14 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and the Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among Agent and the Lenders or among Borrower and the Lenders.

9.15 Confidentiality. Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent Agent or any Lender from disclosing any such information (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section 9.15 or substantially equivalent provisions, (c) to any other party to this Agreement, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section 9.15, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

9.16 Release of Collateral and Guarantee Obligations.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of Borrower in connection with any Disposition of Property permitted by the Loan Documents (other than to a Loan Party), Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in any Collateral that is, or owned by any Person all the Capital Stock of which is, being Disposed of in such Disposition, and to release any Guarantee Obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided that Borrower shall have delivered to Agent, at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by Agent), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, following Payment in Full, upon request of Borrower, Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations provided for in any Loan Document. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made.

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9.17 Interest Rate Limitation.

(a) It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the laws of any State whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loan, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to Borrower); and (ii) in the event that the maturity of the Loan is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan hereunder does not exceed the maximum amount allowed by such applicable law.

(b) If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 9.17 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 9.17.

9.18 Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrower and Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the consolidated financial condition of Borrower shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower, Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

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9.19 WAIVERS OF JURY TRIAL. BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN (IN EACH CASE, WHETHER FOR CLAIMS SOUNDING IN CONTRACT OR IN TORT OR OTHERWISE). EACH PARTY HEREBY CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATION CONTAINED IN THIS SECTION 9.19.

9.20 Customer Identification – USA PATRIOT Act Notice. Agent (for itself and not on behalf of any other party) and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow Agent or such Lender, as applicable, to identify the Loan Parties in accordance with the Patriot Act.

9.21 Creditor-Debtor Relationship. The relationship between Agent and each Lender on the one hand, and the Loan Parties, on the other hand, in connection with the Loan Documents is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated herein or therein.

9.22 Reserved.

9.23 Erroneous Payments.

(a) If the Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 9.24 and held in trust for the benefit of the Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall use commercially reasonable efforts cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 9.24(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 9.24(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.24(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).

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(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its portion of the Loan (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of such portion of the Loan (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing the Loan to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loan subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 9.7 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell the portion of the Loan acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such portion of the Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such portion of the Loan acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such portion of the Loan are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of any portion of the Loan that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligation owed by the Borrower or any other Loan Party; provided that this Section 9.24 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.24 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, signatories or managers as of the day and year first above written.

AMERICAN BATTERY TECHNOLOGY COMPANY,
as Borrower

Ryan Melsert
Ryan Melsert (May 12, 2023 11:00 PDT)
Name:	Ryan Melsert
Title:	Chief Executive Officer

Signature Page to Credit Agreement

MERCURIA INVESTMENTS US, INC.,
as Agent

By:	/s/ Brian A. Falik
Name:	Brian A. Falik
Title:	President

[Signature Page to Credit Agreement]

MERCURIA GREEN HOLDCO 1, LLC,
as a Lender

By:	/s/ Brian A. Falik
Name:	Brian A. Falik
Title:	President

[Signature Page to Credit Agreement]

SCHEDULE 1.1(a)

EQUIPMENT

See attached.

Schedule 1.1(a)

Vendor	Scope	Location	Status
Alan Ross	48 Inch Magnapower	Peru	Delivered
Commodity Traders International	Forsberg 40V	Peru	Delivered
Franklin Miller	Control Panel	Peru	Delivered
M Davis Group	Flow Meter	Peru	Delivered
MW Watermark	Filter Press	Peru	Delivered
New Mill Capital	Various	Peru	Delivered
New Mill Capital	Tanks	Peru	Delivered
Opto22	PLC Hardware	Peru	Delivered
Opto22	PLCs	Peru	Delivered
Perry Videx	Granulator	Peru	Delivered
PPML	Tanks	Peru	Delivered
Proxio Group	Tanks	Peru	Delivered
Proxio Group	Various	Peru	Delivered
Proxio Group	Various	Peru	Delivered
Salina Vortex	3-Way Diverter	Peru	Delivered
Silver State Forklift	Forklifts	Peru	Delivered
Smith Food Machinery	Forsberg 40V	Peru	Delivered
Spaleck	Flip Flow Screen	Peru	Delivered
SWECO	48 Inch Vibe Sep	Peru	Delivered
Thwing-Albert	Disk Refiner	Peru	Delivered
Tiger Capital	Various	Peru	Delivered
Untha	Granulaor	Peru	Delivered
AMS	DC Control Panels	Vendor	In Fabrication
Brycon	Granulator Tank	Vendor	In Fabrication
Bunting	GFC Module Feed Conveyor	Vendor	In Fabrication
Bunting	HISC 24 Inch VFD Mag Belt Separator	Vendor	In Fabrication
Bunting	Hockeystick SS Conveyor	Vendor	In Fabrication
Erie	Baggers	Vendor	In Fabrication
ErtelAlsop	Filter Press	Vendor	In Fabrication
Evoqua	Wastewater Treatment	Vendor	In Fabrication
Granzow	Slurry Pumps	Vendor	In Fabrication
HIPCO	Water Transfer Pumps	Vendor	In Fabrication
JPR	Instrumenation & Controls	Vendor	In Fabrication
JPR	Control Valves	Vendor	In Fabrication
KWS	Screw Conveyor	Vendor	In Fabrication
Mettler Toledo	Turbidity Meter	Vendor	In Fabrication
MSM	Granulator Tank	Vendor	In Fabrication
OCD Automation	Instrumentation & Controls	Vendor	In Fabrication
OCD Automation	Water Treatment I&C	Vendor	In Fabrication
Opto22	RO Skid PLC	Vendor	In Fabrication
PRSI	Float Sink	Vendor	In Fabrication
Pumping Solutions	Water Transfer & Dosing Pumps	Vendor	In Fabrication
Rotary Airlock	Rotary Valve	Vendor	In Fabrication
Corporate Auction Group	Conveyors	Vendor	In Transit
Machinery & Equipment	Vacuum Conveyor	Vendor	In Transit
Opto22	Control Panel Spares	Vendor	In Transit
Feldmeier	12K Tank #1	Peru	Installed
Feldmeier	12K Tank #2	Peru	Installed
	PLC Panales and VFD Panels	Peru	Installed
	MCC ElecPerual Panel Sets	Peru	Installed
	Motor Control Center Baghouse	Peru	Installed
	Motor Control Center Refining	Peru	Installed
	Motor Control Center Battery Breaking w/Desulfuriation	Peru	Installed
	Catwalk & Operations Booth (railings + Utlity Routing/Hangers)	Peru	Installed
Ingresoll Rand	Compressor #1	Peru	Installed
Ingresoll Rand	Compressor #2	Peru	Installed
	Air Dryer	Peru	Installed
	Air Filter	Peru	Installed
	Receiver Tank	Peru	Installed
Ingersoll Rand	Air Compressor	Peru	Installed
Nirvana Cycling	Refrigerated Dryer	Peru	Installed
	10 Ton Brige Crane w Hoist	Peru	Installed
	Misc. ElecPerual SwitchBoards, Pannelboards and grouding equipm	Peru	Installed
	Msc. Transofmers as installed througt the facility	Peru	Installed
Wastequip	Vertical Baler #1	Peru	Installed

Schedule 1.1(a)

Vendor	Scope	Location	Status
Wastequip	Vertical Baler #2	Peru	Installed
	Networking Distribution Cabinet and Hardware	Peru	Installed
All installed racking, with all pallets of material (e.g. maintenance
	consumables), excluding fire extinguishers	Peru	Installed
	4k gal steel tank with mixer #1	Peru	Installed
	4k gal steel tank with mixer #2	Peru	Installed
	~3.8k gal steel tank with mixer #1	Peru	Installed
	~3.8k gal steel tank with mixer #2	Peru	Installed
	~1K gal steel tank with mixer #1	Peru	Installed
	~1K gal steel tank with mixer #2	Peru	Installed
	~5K gal poly tank #1	Peru	Installed
	~5K gal poly tank #2	Peru	Installed
	Dosing System with tank and dosing pump on rack	Peru	Installed
Lamella	Clarifier	Peru	Installed
Filter Press with control panel and mezzanine, including plates and
	control panel fully outfitted with PLC, HMI, and elecPerual guear	Peru	Installed
	Centrifugal pump	Peru	Installed
	Pneumatic Pump #1	Peru	Installed
	Pneumatic Pump #2	Peru	Installed
	Pneumatic Pump #3	Peru	Installed
	Pneumatic Pump #4	Peru	Installed
	Mixed Media Filter	Peru	Installed
Veolia	Evaled Evaporators with associated equupment on skid	Peru	Installed
Waukesha Cherry Burrell	Tank	Peru	Installed
Bradford White	ElecPeru “water recovery” heaters	Peru	Installed
	Dust collector Unit #1	Peru	Installed
	Dust collector Unit #2 Central Baghose system with associated equipment, steel	Peru	Installed
	structure, canopy, filter box, fan, ducting, and stack	Peru	Installed
	10K gal fiberglass reinforce tank #1	Peru	Installed
	10K gal fiberglass reinforce tank #2	Peru	Installed
	NV Energy 2500 KVA Transformer	Peru	Installed
Eaton	Switch Gear	Peru	Installed
	Screw Conveyor	Peru	Installed
	Air handling Unit #1	Peru	Installed
	Air Handling Unit #2	Peru	Installed
Dunham-Bush	DX air-cooled chiller #1	Peru	Installed
Dunham-Bush	DX air-cooled chiller #2	Peru	Installed
Carrier	Air Cooled Water Chiller #1	Peru	Installed
Carrier	Air Cooled Water Chiller #2	Peru	Installed
Taylor	TD600 Diesel Generator #1	Peru	Installed
	In-ground Truck Weight Scale System	Peru	Installed
Eaton	4000A/500A Medium Voltage Switchgear #1	Peru	Installed
Eaton	4000A/500A Medium Voltage Switchgear #2	Peru	Installed
	All office furniture	Peru	Installed
	All TVs and Intalled Office and Conference Tool Materials	Peru	Installed
	All existing locker room outfitting	Peru	Installed
	Hot water distribution serving locker rooms	Peru	Installed
	All flooring	Peru	Installed
	All doors, frames, hardware, lighting	Peru	Installed
	All lab benches	Peru	Installed
	All badging equipment and badges, keys	Peru	Installed
	All office and labs HVAC systems and equpment	Peru	Installed
	All nitrogen and gas pipping to lab space	Peru	Installed
	All electronic and internet equipment within control room space	Peru	Installed
	All fire suppression, fire alarm, and life safety equipment including s	Peru	Installed
	All doors, frames, hardware including manual and electronic roll up	Peru	Installed
	All smoke exhaust fans and louvers	Peru	Installed
	All facility lighting, security cameras, and alarms	Peru	Installed
Element Six	Diamox	Peru/Vendor	Partially Delivered
Water Surplus	Wastewater Treatment	Peru/Vendor	Partially Delivered

Schedule 1.1(a)

SCHEDULE 1.1(b)

COMMITMENTS

Name of Lender	Initial Term Loan Commitments	Delayed Draw Term Loan Commitments
Mercuria Green HoldCo 1, LLC	$6,000,000	$14,000,000
Total	$6,000,000	$14,000,000

Schedule 1.1(b)

SCHEDULE 1.1(c)

MORTGAGED PROPERTIES

Mortgaged Property

390 Logan Lane, Fernley, NV 89408
395 Logan Lane, Fernley, NV 89408
695 East Sydney Drive, McCarran, NV 89434

Schedule 1.1(c)

Schedule 1.1(d)

SCHEDULE 3.17

CAPITAL STOCK OWNERSHIP

LithiumOre Corp.

Jurisdiction of Incorporation: Nevada

Shareholder	Number of Shares	Percentage
American Battery Technology Company	75,000,000 Issued	100%

Schedule 3.17

SCHEDULE 3.21(a)

SECURITY AGREEMENT UCC FILING JURISDICTIONS

Loan Party	Filing Office
American Battery Technology Company	Nevada
LithiumOre Corp.	Nevada

Schedule 3.21(a)

SCHEDULE 3.21(b)

MORTGAGE FILING JURISDICTIONS

Mortgaged Property	Filing Office
390 Logan Lane, Fernley, NV 89408	Lyon County, Nevada
395 Logan Lane, Fernley, NV 89408	Lyon County, Nevada
695 East Sydney Drive, McCarran, NV 89434	Washoe County, Nevada

Schedule 3.21(b)

SCHEDULE 3.24

BANK ACCOUNTS

Loan Party	Bank Account	Account Number	Account Type
ABTC	JP Morgan Chase	XXXXX7221	Operating Account (Checking)

ABTC	JP Morgan Chase	XXXXX2200	ZBA / AP

ABTC	JP Morgan Chase	XXXXX2119	ZBA / Payroll

ABTC	Wells Fargo	XXXXXX7390	Operating Account

ABTC	Wells Fargo	XXXXXX7416	ZBA

Schedule 3.24

SCHEDULE 3.25

MATERIAL CONTRACTS

(i)	Restrictive Covenants

1.	Special Terms and Conditions, dated August 1, 2022, by and between American Battery Technology Company and the Office of Energy Efficiency and Renewable Energy in connection with that certain Department of Energy Prime Agreement (defined below). The foregoing contract in connection with the U.S. Department of Energy impose certain restrictions limiting the employment of foreign individuals and certain exports of technology in connection with the project described in the Department of Energy Prime Agreement.

(ii)	Agreements for Borrowing of Money.

1.	Premium Finance Agreement, dated April 19, 2023, by and between American Battery Technology Company and USI Insurance Services LLC (the “USI Insurance Services Premium Finance Agreement”).

(iii)	Employment, Consulting and Services Agreements in Excess of $150,000 Annually.

1.	Amendment # 2 to Engagement Letter, dated April 21, 2023, amending that certain Engagement Letter dated May 18, 2022, by and between American Battery Technology Company and Michael Best Strategies.
2.	Letter Re: Engagement of Marcum LLP, dated June 8, 2021, by and between American Battery Technology Company and Marcum LLP.
3.	Offer Letter, dated July 25, 2022, by and between American Battery Technology Company and Bret Meich.
4.	Offer Letter, dated August 11, 2022, by and between American Battery Technology Company and Elizabeth DeMonte.
5.	Offer Letter, dated November 20, 2022, by and between American Battery Technology Company and Kevin Gagnon.
6.	Offer Letter, dated July 31, 2022, by and between American Battery Technology Company and Ryan Melsert.
7.	Offer Letter, dated January 3, 2023, by and between American Battery Technology Company and Andrés Meza.
8.	Offer Letter, dated February 18, 2022, by and between American Battery Technology Company and York Smith.
9.	Offer Letter, dated April 19, 2022, by and between American Battery Technology Company and Kimberly Eckert.
10.	Offer Letter, dated June 17, 2022, by and between American Battery Technology Company and Mitchell Dreier.
11.	Offer Letter, dated November 21, 2022, by and between American Battery Technology Company and Brian Olson.
12.	Offer Letter, dated July 28, 2022, by and between American Battery Technology Company and Kallie Winners.
13.	The USI Insurance Services Premium Finance Agreement.

Schedule 3.25

14.	Assistance Agreement, dated October 1, 2021, by and between American Battery Technology Company and the Office Energy Efficiency and Renewable Energy (the “Department of Energy Prime Agreement”).

a.	FDP Cost Reimbursement Subaward, dated August 1, 2022, by and between American Battery Technology Company, the Nevada System of Higher Education, the Federal Demonstration Partnership and the Office of Energy Efficiency and Renewable Energy in connection with the Department of Energy Prime Agreement.
b.	Second Intellectual Property Management Plan: Step 0, dated September 23, 2022, by and between American Battery Technology Company, the Nevada System of Higher Education, DDP Specialty Electronic Materials US, LLC, and DuPont Safety & Construction, Inc. in connection with that certain Department of Energy Prime Agreement.
c.	Amended and Restated Intellectual Property Management Plan: Step 1-9, dated September 23, 2022, by and between American Battery Technology Company, the Nevada System of Higher Education, DDP Specialty Electronic Materials US, LLC, and DuPont Safety & Construction, Inc. in connection with that certain Department of Energy Prime Agreement
d.	Special Terms and Conditions, dated August 1, 2022, by and between American Battery Technology Company and the Office of Energy Efficiency and Renewable Energy in connection with that certain Department of Energy Prime Agreement
e.	Amended and Restated Joint Development Agreement, dated January 19, 2022, by and between American Battery Technology Company, DuPont Safety & Construction, Inc and DDP Specialty Electronic Materials US, LLC. In connection with that certain Department of Energy Prime Agreement.

15.	Schematic Design Services Agreement, dated October 16, 2020, by and between American Battery Technology Company and Miles Construction.
16.	Standard Form of Agreement Between Owner and Design-Builder, dated March 9, 2021, by and between American Battery Technology Company and Miles Construction.
17.	Purchase Order No. RF-EV-0210712-001R1, dated March 4, 2023, by and between American Battery Technology Company and Evoqua Water Technologies LLC.
18.	Purchase Order No. RF-EA-0210806-001R1, dated February 17, 2023, by and between American Battery Technology Company and ErtelAlsop.
19.	Design Build Amendment, amending that certain Standard Form of Agreement Between Owner and Design-Builder dated October 31, 2022, by and between American Battery Technology Company and Mils Construction, Inc.
20.	Purchase Order 118, dated February 9, 2023, by and between American Battery Technology Company and Element Six Technologies.
21.	Purchase Order 171, dated April 6, 2023, by and between American Battery Technology Company and Clean Harbors Environmental Services, Inc.
22.	Purchase Order 37, dated August 22, 2022, by and between American Battery Technology Company and Polymer Recovery Systems, Inc.
23.	Purchase Order No. C4V-0211126-001, dated November 26, 2023, by and between American Battery Technology Company and Charge CCV, LLC.
24.	Design Build Amendment, amending that certain Standard Form of Agreement Between Owner and Design Builder, dated September 24, 2021, by and between American Battery Technology Company and Miles Construction, Inc.

Schedule 3.25

25.	Purchase Order Change No. 117, dated March 9, 2023, by and between American Battery Technology Company and Bunting Magnetics Co.
26.	Purchase Order No. 192, dated May 4, 2023, by and between American Battery Technology Company and Applied Motion Systems, Inc.
27.	Request for Change order No. RCO 1, dated August 10, 2022, by and between American Battery Technology Company and Miles Construction, Inc.
28.	Purchase Order Change No. 129, dated March 6, 2023, by and between American Battery Technology Company and MEI Rigging & Crating, LLC.
29.	Purchase Order No. 142, dated March 9, 2023, by and between American battery Technology Company and Summit Envirosolutions, Inc.
30.	Purchase Order No. 140, dated March 6, 2023, by and between American Battery Technology Company and Western Biological LLC.
31.	Purchase Order No. 139, dated March 2, 2023, by and between American Battery Technology Company and Surplus Management, Inc.

(iv)	Leases of Property.

1.	Pre-Closing Lease, dated April 21, 2023, by and between American Battery Technology Company and Linico Corporation, in connection with the property located at 2500 Peru Dr., McCarran, Nevada.
2.	Facilities and Equipment Use Agreement, dated March 10, 2023, by and between American Battery Technology Company and the Board of Regents of the Nevada System of Higher Education on behalf of the University of Nevada, Reno, Nevada Center for Applied Research (“NCAR”), in connection with Rooms 315 and 310 as part of the Entrepreneurial Laboratory System in the Applied Research Facility.
3.	Facilities and Equipment Use Agreement, dated March 10, 2023, by and between American Battery Technology Company and NCAR, in connection with Rooms 309, 312, and 314 as part of the Entrepreneurial Laboratory System in the Applied Research Facility, and Rooms 103 and 329 as part of the Biosciences Entrepreneurial Laboratory in the Applied Research Facility.
4.	Facilities and Equipment Use Agreement, dated March 10, 2023, by and between American Battery Technology Company and NCAR in connection with Room 317 as part of the Entrepreneurial Laboratory System in the Applied Research Facility.
5.	Commercial Lease and Deposit Receipt, dated November 3, 2021, by and between American Battery Technology Company and Cypress Investments Oregon, LLC, in connection with the property located at 100 Washington Street, Suite 100, Reno, Nevada.
6.	Commercial Lease Agreement, dated January 1, 2023, by and between American Battery Technology Company and Barbara Anne Craig, in connection with the property located at 1552 Ketten Road, Tonopah, Nevada.

(v)	Purchase or Sale of Business, Assets or Securities in Excess of $150,000.

1.	Asset Purchase Agreement, dated March 1, 2023, by and between American Battery Technology Company and Linico Corporation.
2.	Second Amended and Restated Membership Interest Purchase Agreement, dated April 21, 2023, by and between American Battery Technology Company and Linico Corporation.
3.	Purchase and Sale Agreement, dated April 27, 2023, by and between American Battery Technology Company and IG Lithium LLC.

Schedule 3.25

(vi)	Agreements for the Sale or Provision of Feedstock

None.

(vii)	Stand-by Letters of Credit, Guarantees, or Performance Bonds

None.

(viii)	Agreements Outside the Ordinary Course of Business

None.

(ix)	Material Agreements Adversely Affected by the Transaction.

None.

Specified Material Contracts

(a)	Initial Supply Contracts.

None.

(b)	Agreements for the Purchase or Sale of Black Mass in Excess of $1 Million Annually.

1.	Black Mass Offtake Agreement, dated February 14, 2022, by and between American Battery Technology Company and Dainen Material Co., Ltd. (the “Dainen Material Co. Black Mass Offtake Agreement”).
2.	Black Mass Offtake Agreement, dated September 8, 2022, by and between American Battery Technology Company and Westwin Elements, Inc. (the “Westin Elements Black Mass Offtake Agreement”).

(c)	Offtake Agreements in Excess of $1 Million Annually.

1.	The Dainen Material Co. Black Mass Offtake Agreement.
2.	The Westin Elements Black Mass Offtake Agreement.

Term Sheets, Letters of Agreement, Commitments, or Similar Agreements

None.

Schedule 3.25

SCHEDULE 3.26

BURDENSOME RESTRICTIONS

None.

Schedule 3.26

SCHEDULE 6.2

PERMITTED INDEBTEDNESS

1.	The USI Insurance Services Premium Finance Agreement as of the date hereof.

Schedule 6.2

FORM OF BORROWING NOTICE

Dated: [_____] [●], 20__

Mercuria Investments US, Inc.

20 Greenway Plaza, Suite 650

Houston, TX 77046

Attention: Legal Department

Email: asalese@mercuria.com

Reference is hereby made to that certain Credit Agreement, dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AMERICAN BATTERY TECHNOLOGY COMPANY, a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and MERCURIA INVESTMENTS US, INC., as administrative agent and collateral agent (in such capacities, collectively, “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned Borrower hereby requests:

A Borrowing of new Loan to be made on the terms set forth below:

(A)	Date of Borrowing (which is a Business Day)

(B)	Principal amount

(F)	Location and number of account to which proceeds of Borrowing is to be disbursed:	[The locations and numbers of the deposit account to which the proceeds of the proposed Loan are to be disbursed will be identified to the Agent in a separate funds flow prior to the proposed funding date and the Borrower hereby irrevocably authorizes and directs the Agent to disburse the proceeds of the Loan as set forth in such funds flow.]

The above request complies with the notice requirements set forth in the Credit Agreement. [signature page to follow]

[signature page to follow]

A-1

IN WITNESS WHEREOF, this Borrowing Notice is executed and effective as of the date first written above.

AMERICAN BATTERY TECHNOLOGY COMPANY

By:
Name:
Title:

Signature Page to Exhibit A to the Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

Dated as of [_____] [●], 20__

For the fiscal [month]1[quarter][year] [________], 20__ (the “Statement Date”)

This Compliance Certificate (this “Compliance Certificate”) is delivered pursuant to Section 5.3(a) of that certain Credit Agreement, dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AMERICAN BATTERY TECHNOLOGY COMPANY, a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and MERCURIA INVESTMENTS US, INC., as administrative agent and collateral agent (in such capacities, collectively, “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies to the Agent and the Lenders as follows:

1. I am the duly elected, qualified and acting Responsible Officer of the Borrower.

2. I have reviewed and am familiar with the contents of this Compliance Certificate. I am providing this Compliance Certificate solely in my capacity as Responsible Officer of the Borrower.

3. I have reviewed the terms of the Credit Agreement and each of the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Loan Parties during the accounting period covered by the Financial Statements (as defined below).

4. [Attached hereto as Attachment 1 are the consolidated balance sheet of the Borrower, as at the end of such fiscal year ended on the Statement Date, and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case (to the extent available) in comparative form the figures as of the end of and for the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of Borrower and its Subsidiaries for such fiscal year as compared to the previous year (to the extent available), and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit by the Independent Accountants.]

[Attached hereto as Attachment 1 are (i) the consolidated balance sheet of the Borrower, as at the end of the fiscal quarter ended on the Statement Date, and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year (to the extent available) certified by a Responsible Officer as being fairly stated in all material respects (subject to absence of footnotes and normal year-end audit adjustments) and (ii) a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and (to the extent applicable) to the comparable periods of the previous year.]

1 To only include financial covenant calculation certifications with respect to each month (other than months at the end of any quarter or fiscal year).

B-1

5. To my knowledge, each of the Loan Parties, during the period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”), has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it[, except as set forth below].

6. I have obtained no knowledge, as of the date of this Compliance Certificate, of any Default or Event of Default in existence on the date hereof[, except as follows: [provide description of Default or Event of Default].

7. Attached hereto as Attachment 2 are the calculations of the financial covenants set forth in Sections 6.1(i) and (ii) of the Credit Agreement as of the last day of the fiscal [month] [quarter] most recently ended. The amount of Unrestricted Cash held by the Loan Parties as of the last day of the fiscal [month] [quarter] most recently ended is [ ], which is not less than $1,500,000.

8. To the extent not previously disclosed to the Agent, since [the Closing Date] [the date of the most recent list delivered pursuant to Section 5.3]:

(a) No Loan Party has acquired any Real Property[, except as set forth below]; and

(b) No Loan Party has acquired any Intellectual Property acquired by an Loan Party (limited to any individual purchased or otherwise acquired for consideration in excess of $100,000 and consisting of U.S. registered patents, trademarks and copyrights).

9. [Attached hereto as Attachment 3 are all Uniform Commercial Code financing statements or other filings required to be delivered herewith. The Agent is hereby authorized to file all such financing statements and filings.]

[signature page to follow]

B-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first set forth above.

AMERICAN BATTERY TECHNOLOGY COMPANY

Name:	[Name]
Title:	[Title]

SIGNATURE PAGE TO EXHIBIT B OF THE CREDIT AGREEMENT

Attachment 1

to Compliance Certificate

Financial Statements

[attached]

ATTACHMENT 1 TO EXHIBIT B TO THE CREDIT AGREEMENT

Attachment 2

to Compliance Certificate

The information described herein is as of ________________, 20__, and pertains to the period from ___________, 20__ to ______________, 20__.

Debt Service Coverage Ratio

(a) Projected Cash Flow Available for Debt Service[2]:	$
= (i) minus ((ii) plus (iii))
(i) Available Cash for such period	$
(ii) Capital Expenditures of the Borrower and its Subsidiaries	$
(iii) Operating Expense of the Borrower and its Subsidiaries	$
(b) Projected Debt Service[34]	$
Debt Service Coverage Ratio = (a) to (b) =
Minimum Debt Service Coverage Ratio =	1.00:1.00
COMPLIANCE?	YES NO

Total Net Debt to Capitalization Ratio

(a) Consolidated Total Debt as of such date	$
(b) Unrestricted Cash as of such date	$
(c) Sum of (i) Consolidated Total Debt plus (ii) Stockholders’ Equity5 as of such date	$
Total Net Debt to Capitalization Ratio = ((a) minus (b)) to (c) =
Maximum Total Net Debt to Capitalization Ratio=	100%
COMPLIANCE?	YES NO

2 Based on the most recently delivered Projections and determined on a combined basis for the 3 month period immediately following such date of determination

3 Debt Service means all scheduled amortization payments of the outstanding principal amount of the Loan and schedule interest and fees payable (or required to be paid) under the Loan Documents during such period (other than closing fees and expenses incurred in connection with the Loan Documents)

4 Determined on a combined basis for the 3 month period immediately following such date of determination

5 (a) the book value of stockholders’ equity of the Borrower and its Subsidiaries determined in accordance with GAAP and (b) either (i) plus the amount by which such stockholders’ equity shall have been reduced by reason of any non-cash loss or (ii) minus the amount by which such stockholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of tax, resulting from the requirements of ASC Topic 815.

ATTACHMENT 2 TO EXHIBIT B TO THE CREDIT AGREEMENT

Attachment 3

to Compliance Certificate

Financing Statements and Filings

[See Attached]

ATTACHMENT 3 TO EXHIBIT B TO THE CREDIT AGREEMENT

EXHIBIT C

[RESERVED]

EXHIBIT C TO THE CREDIT AGREEMENT

GUARANTEE AND SECURITY AGREEMENT

[attached]

EXHIBIT D TO THE CREDIT AGREEMENT

MORTGAGE

[attached]

EXHIBIT E TO THE CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

May ______, 2023

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered by the undersigned solely in his capacity as Chief Financial Officer of AMERICAN BATTERY TECHNOLOGY COMPANY, a Nevada corporation (“Borrower”), in connection with and pursuant to that certain Credit Agreement, dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and MERCURIA INVESTMENTS US, INC., as administrative agent and collateral agent (in such capacities, collectively, “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

I am the duly qualified and acting Chief Financial Officer of Borrower, I have participated actively in the management of the financial affairs of Borrower and am familiar with its financial statements. I am familiar with the terms and conditions of the Credit Agreement and am duly authorized to execute this Certificate.

Based on the foregoing, I have reached the conclusion that from and after giving effect to all transactions contemplated by the Credit Agreement, including, but not limited to, (i) the loan made on the Closing Date pursuant to the Credit Agreement (the “Loan”), (ii) the application of the proceeds of the Loan in accordance with Section 5.13 of the Credit Agreement, and (iii) the payment of all estimated legal, accounting and other fees related thereto, each Loan Party, on a consolidated basis, is Solvent.

[signature page to follow]

F-1

In my capacity as Chief Financial Officer of the Borrower, I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate on behalf of each Loan Party as of the date first written above.

AMERICAN BATTERY TECHNOLOGY COMPANY

[Name]
Chief Financial Officer

Signature Page to Exhibit F to the Credit Agreement

FORM OF NOTE

AMERICAN BATTERY TECHNOLOGY COMPANY

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.

$_______________	New York, New York
__________, _____
(Issuance Date)

FOR VALUE RECEIVED, the undersigned, American Battery Technology Company, a Nevada corporation (“Borrower”), hereby unconditionally promises to pay to the order of _________, a (the “Lender”), or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a) __________ DOLLARS ($ __________), or (b) if less, the unpaid principal amount of the Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts, in the manner and on the dates specified in Article II of the Credit Agreement. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates, in the manner and on the dates specified in Section 2.10 of the Credit Agreement.

The holder of this Note is authorized to indorse, on Schedule A annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date and amount of the Loan and the date and amount of each payment or prepayment of principal with respect thereto or amount of earned, accrued and unpaid interest outstanding under this Note. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of Borrower in respect of the Loan.

This Note (a) is one of the Notes referred to in that certain Credit Agreement dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the several banks and other financial institutions or entities from time to time party thereto and Mercuria Investments US, Inc., as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any Event of Default, the unpaid principal balance of this Note and all accrued, earned and unpaid interest thereon shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment for payment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.7 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS). EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

There are no unwritten or oral agreements between Borrower and the Lenders.

[signature page to follow]

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IN WITNESS WHEREOF, this Note is executed and effective as of the date first written above.

AMERICAN BATTERY TECHNOLOGY COMPANY

By:
Name:
Title:

SIGNATURE PAGE TO EXHIBIT G TO THE CREDIT AGREEMENT

Schedule A

to Note

THE LOAN AND REPAYMENTS OF THE LOAN

Date	Amount of the Loan	Amount of Principal of the Loan Repaid	Unpaid Principal Balance of the Loan	Notation Made By

SCHEDULE A TO EXHIBIT G TO THE CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE, dated as of [_____] [●], 20 (this “Assignment and Acceptance”), is between ______________, a ______________ (the “Assignor”), and ______________, a ______________ (the “Assignee”).

Reference is made to that certain Credit Agreement, dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AMERICAN BATTERY TECHNOLOGY COMPANY, a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and MERCURIA INVESTMENTS US, INC., as administrative agent and collateral agent (in such capacities, collectively, “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor and Assignee hereby agree as follows:

1. Subject to and in accordance with the terms of the Credit Agreement and the other Loan Documents, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [an interest in] the Assignor’s right, title and interest in, and obligations with respect to, the Loan and the Loan Documents equal to the Loan Percentage specified in Section 1 to Schedule I hereto (the “Assigned Interest”). The Commitments and principal amount of the Loan assigned to the Assignee are set forth in Section 1 to Schedule I and Commitments and principal amount of the Loan retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of such Schedule I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or any other obligor or the performance or observance by the Loan Parties or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (d) attaches any Note held by it evidencing the Assigned Interest and requests that the Agent, upon request by the Assignee, request Borrower to cancel the attached Note (if any) and issue in exchange therefor (i) a new Note payable to the Assignee and (ii) if the Assignor has retained any interest in the Loan held, and other rights and obligations under the Credit Agreement, a new Note payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date, as defined below).

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3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.11(d) of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be the effective date of assignment described in Section 3 to Schedule I hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent and, if applicable, Borrower for acceptance by it or them, as the case may be, and recording by the Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

5. Upon such acceptance and recording, from and after the Effective Date Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued prior to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves].

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

[signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers as of the date first above written.

ASSIGNOR:	ASSIGNEE:

By:	By:
Name:	Name:
Title:	Title:

Address of Assignee:

[________]
[________]
[________]

Accepted:

MERCURIA INVESTMENTS US, INC., as Agent

By:
Name:
Title:

[If applicable:

AMERICAN BATTERY TECHNOLOGY COMPANY

By:
Name:
Title:	][6]

6 Consent of Borrower required, except for any assignment of Loan (i) to any Lender or any affiliate or Related Fund thereof, or (ii) at any time when any Event of Default shall have occurred and be continuing.

SIGNATURE PAGE TO EXHIBIT H TO THE CREDIT AGREEMENT

Schedule I

to Assignment and Acceptance

Section 1.

Loan Percentage assigned to Assignee:		%
Commitments assigned to Assignee:[7]	$
Aggregate Outstanding Principal Amount of the Loan Assigned to Assignee:	$

Section 2.

Loan Percentage retained by Assignor:		%
Commitments retained by Assignor:	$
Aggregate Outstanding Principal Amount of the Loan retained by Assignor:	$

Section 3.

Effective Date:	_______, _____

7 No assignment to an Assignee shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests under the Credit Agreement), unless otherwise agreed by Borrower and the Agent.

SCHEDULE I TO EXHIBIT H TO THE CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AMERICAN BATTERY TECHNOLOGY COMPANY, a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and MERCURIA INVESTMENTS US, INC., as administrative agent and collateral agent (in such capacities, collectively, “Agent”).

Pursuant to the provisions of Section 2.12(e)(ii)(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ___________ __, 20[ ]

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FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AMERICAN BATTERY TECHNOLOGY COMPANY, a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and MERCURIA INVESTMENTS US, INC., as administrative agent and collateral agent (in such capacities, collectively, “Agent”).

Pursuant to the provisions of Section 2.12(e)(ii)(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ___________ __, 20[ ]

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FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AMERICAN BATTERY TECHNOLOGY COMPANY, a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and MERCURIA INVESTMENTS US, INC., as administrative agent and collateral agent (in such capacities, collectively, “Agent”).

Pursuant to the provisions of Section 2.12(e)(ii)(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ___________ __, 20[ ]

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FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 17, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AMERICAN BATTERY TECHNOLOGY COMPANY, a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and MERCURIA INVESTMENTS US, INC., as administrative agent and collateral agent (in such capacities, collectively, “Agent”).

Pursuant to the provisions of Section 2.12(e)(ii)(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ___________ __, 20[ ]

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